UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.    )

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

PICO HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PICO HOLDINGS, INC.
3480 GS Richards Blvd, Suite 101
Carson City, Nevada 89703

April 17, 2020

Dear Fellow Shareholders:

You are cordially invited to attend our Annual Meeting of Shareholders to be held on Thursday, May 28, 2020, at 9:00 am (PDT). This year's Annual Meeting will be a completely "virtual meeting" of shareholders. You will be able to attend the Annual Meeting, vote and submit your questions during the Annual Meeting via live webcast by visiting www.virtualshareholdermeeting.com/PICO2020

We have in the past few years held “hybrid” Annual Meetings of Shareholders whereby we have conducted a webcast for shareholders unable to attend our Annual Meeting simultaneous with an in - person meeting. Our Board of Directors has determined, due to health and safety concerns surrounding the Covid - 19 pandemic, to hold a completely “virtual” Annual Meeting this year but it is our intention to resume hybrid Annual Meetings in future years.

Under the United States Securities and Exchange Commission rules that allow companies to furnish proxy materials to shareholders over the Internet, we have elected to deliver our proxy materials to our shareholders via this medium. The delivery process allows us to provide shareholders with the information they need, while at the same time conserving natural resources and lowering the cost of delivery. On April 17, 2020, we intend to mail to our shareholders a Notice of Internet Availability of Proxy Materials which contains instructions on how to access our proxy statement and our Annual Report to Shareholders. The Notice of Internet Availability of Proxy Materials also provides instructions on how to vote online or by telephone and includes instructions on how to receive a paper copy of the proxy materials by mail.

The matters to be acted upon are described in the Notice of Annual Meeting and proxy statement.

Only shareholders of record, as of the close of business on April 6, 2020, are entitled to receive notice and to vote on matters to be presented at the Annual Meeting.

YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend the Annual Meeting of Shareholders via live webcast, we urge you to vote and submit your proxy by the Internet, telephone, or mail (if you have requested and received a paper copy of the proxy materials by mail) in order to ensure the presence of a quorum. If you hold your shares through an account with a brokerage firm, bank, or other nominee, please follow the instructions you receive from them to vote your shares.

We look forward to the Annual Meeting of Shareholders and thank you for your support.

/s/ Dorothy Timian-Palmer
Dorothy Timian-Palmer
President and Chief Executive Officer

/s/ Maxim C.W. Webb
Maxim C.W. Webb
Executive Chairman and Chief Financial Officer

PICO HOLDINGS, INC.
3480 GS Richards Blvd, Suite 101
Carson City, Nevada 89703

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

PICO Holdings, Inc.’s (the “Company”) 2020 Annual Meeting of Shareholders will be held as a completely “virtual meeting” on Thursday, May 28, 2020, at 9:00 am (PDT) for the following purposes:

1.
ELECTION OF DIRECTORS.  To elect as directors the five nominees named in the proxy statement, Mr. Gregory E. Bylinsky, Ms. Dorothy A. Timian-Palmer, Mr. Eric H. Speron, Mr. Maxim C.W. Webb and Ms. Nicole L. Weymouth to serve for one year until the Annual Meeting of Shareholders in 2021 and until their respective successors have been duly elected and qualified.

2.	ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION. To vote, on an advisory basis, to approve the compensation of the Company’s named executive officers, as disclosed in this proxy statement.
3.
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.  To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2020.

4.	To transact such other business as may be properly brought before the meeting and any adjournment of the meeting.

Our Board of Directors (the “Board”) recommends a vote for Items 1, 2, and 3. Any action may be taken on the foregoing matters at the Annual Meeting of Shareholders on the date specified above, or on any date or dates to which the Annual Meeting may be adjourned or postponed.

The Board fixed the close of business on April 6, 2020, as the record date for this Annual Meeting. Only shareholders of record of our common stock at the close of business on that date are entitled to notice of and to vote at the Annual Meeting of Shareholders and at any adjournment or postponement thereof.

YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend the Annual Meeting of Shareholders via live webcast, we urge you to vote and submit your proxy by the Internet, telephone or mail in order to ensure the presence of a quorum.

Registered holders may vote:

1.	By Internet: go to www.proxyvote.com;
2.	By toll-free telephone: call 1-800-690-6903; or
3.	By mail (if you received a paper copy of the proxy materials by mail): mark, sign, date and promptly mail the proxy card in the postage-paid envelope.

Beneficial Shareholders.  If your shares are held in the name of a broker, bank or other holder of record, follow the voting instructions you receive from the holder of record to vote your shares.

Any proxy may be revoked by the submission of a later dated proxy or a written notice of revocation before close of voting at the Annual Meeting of Shareholders.

By Order of the Board of Directors,
/s/ Maxim C.W. Webb
Dated: April 17, 2020	Maxim C.W. Webb Executive Chairman and Chief Financial Officer
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
SHAREHOLDER MEETING TO BE HELD ON THURSDAY, MAY 28, 2020
This proxy statement and the 2019 Annual Report are available at www.proxyvote.com

PICO HOLDINGS, INC.
3480 GS Richards Blvd, Suite 101
Carson City, Nevada 89703

PROXY STATEMENT FOR
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 28, 2020

PICO Holdings, Inc.’s Board of Directors is soliciting proxies for the 2020 Annual Meeting of Shareholders. This proxy statement contains information about the items you will vote on at the Annual Meeting. This proxy statement and the form of proxy will be made available to shareholders on the Internet on or about April 17, 2020. The meeting will be held at 9:00 am (PDT) on Thursday, May 28, 2020, as a completely “virtual meeting”.

The following matters will be considered at the Annual Meeting of Shareholders:

1.
To elect as directors the five nominees named herein, Mr. Gregory E. Bylinsky, Ms. Dorothy A. Timian-Palmer, Mr. Eric H. Speron, Mr. Maxim C.W. Webb and Ms. Nicole L. Weymouth, to serve for one year until the Annual Meeting of Shareholders in 2021 and until their respective successors have been duly elected and qualified.

2.	To vote, on an advisory basis, to approve the compensation of the Company's named executive officers, as disclosed in this proxy statement.
3.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2020.
4.	To transact such other business as may be properly brought before the meeting and any adjournment of the meeting.

Our principal executive office is located at 3480 GS Richards Blvd, Suite 101, Carson City NV 89703, and our telephone number is (775) 885-5000.

HOW TO ATTEND THE ANNUAL MEETING

This meeting will be held at 9:00 am (PDT) on Thursday, May 28, 2020, as a completely “virtual meeting”. Instructions to virtually attend the Annual Meeting are posted on our website under “Events & Presentations” at http://investors.picoholdings.com (the information on our website is not incorporated by reference into this proxy statement).

HOW TO VIEW THE ANNUAL MEETING

Shareholders of record, as of close of business on April 6, 2020, may view the meeting via live webcast and submit questions by visiting www.virtualshareholdermeeting.com/PICO2020. Shareholders will need their 16-digit control number provided on the voting form which is enclosed in the proxy notice materials. Other shareholders and interested persons may access the live webcast by registering as a guest. For more information regarding voting procedures, please refer to the Voting Information section below.

SOLICITATION AND VOTING

Internet Availability of Annual Meeting Materials and Annual Report

We are making this proxy statement and our 2019 Annual Report to Shareholders, including our Annual Report on Form 10-K, for the year ended December 31, 2019 (which is not a part of our proxy soliciting materials), available to our shareholders electronically via the Internet. On April 17, 2020, we intend to mail to our shareholders entitled to vote a Notice of Internet Availability of Proxy Materials directing shareholders to a web site where they can access our proxy statement and annual report and view instructions on how to vote via the Internet or by phone.

If you only received a Notice of Internet Availability of Proxy Materials and would like to receive an email copy or a paper copy of our proxy materials along with a proxy card, one can be requested by following the directions in your Notice of Internet Availability of Proxy Materials and requesting a copy by calling 1-800-579-1639, by Internet at www.proxyvote.com, or by sending us a written request at:

3480 GS Richards Blvd, Suite 101
Carson City, NV 89703
Attention: Corporate Secretary

The Annual Report to Shareholders, including our Annual Report on Form 10-K for the year ended December 31, 2019 (which is not a part of our proxy solicitation materials), will be mailed with this proxy statement to those shareholders that request a copy of the proxy materials. For those shareholders that received the Notice of Internet Availability of Proxy Materials, this proxy statement and our annual report (including our Annual Report on Form 10-K, and the exhibits filed with it) are available at the website at www.proxyvote.com. Upon request by any shareholder using the instructions described above, we will promptly furnish a proxy card along with a copy of our proxy statement and Annual Report on Form 10-K for the year ended December 31, 2019. We encourage shareholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of the Annual Meeting.

Shareholders Sharing the Same Address

We have adopted a procedure called “householding,” which has been approved by the United States Securities and Exchange Commission (“SEC”). Under this procedure, we will deliver only one copy of our Notice of Internet Availability of Proxy Materials, and for those shareholders that request a paper copy of proxy materials by mail, one copy of our Annual Report to Shareholders and this proxy statement, to multiple shareholders who share the same address (if they appear to be members of the same family), unless we have received contrary instructions from an affected shareholder. Shareholders who participate in householding will continue to receive separate proxy cards if they received a paper copy of proxy materials in the mail. This procedure reduces our printing costs, mailing costs and fees.

If you are a registered stockholder and would like to have separate copies of the Notice of Internet Availability or proxy materials mailed to you in the future, you must submit a request to opt out of householding in writing to Broadridge Financial Services, Inc., Householding Department, 51 Mercedes Way, Edgewood, NY 11717, or call 1-866-540-7095, and we will cease householding all such documents within 30 days. If you are a beneficial stockholder, information regarding householding of proxy materials should have been forwarded to you by your bank or broker. Registered stockholders are those stockholders who maintain shares under their own names. Beneficial stockholders are those stockholders who have their shares deposited with a bank or brokerage firm, which is listed as the owner of record.

Voting Information

Record Date. The record date for the Annual Meeting is April 6, 2020. On the record date, there were 19,371,931 shares of our common stock outstanding.

Voting Your Proxy. Only shareholders of record as of the close of business on the record date, April 6, 2020, are entitled to vote at the Annual Meeting. Each share of common stock entitles the holder to one vote on all matters brought before the Annual Meeting. Shares held by our subsidiaries will not be voted at the Annual Meeting. Shareholders whose shares are registered in their own names may vote (1) via the Internet at www.proxyvote.com, (2) by telephone at 1-800-690-6903 or (3) if you have requested and received a paper copy of the proxy materials by mail, by returning a proxy card before the Annual Meeting. You will be able to vote during the Annual Meeting via live webcast by visiting www.virtualshareholdermeeting.com/PICO2020.

Proxies will be voted as instructed by the shareholder or shareholders granting the proxy. Unless contrary instructions are specified, if you complete and submit (and do not revoke) your proxy or voting instructions prior to the Annual Meeting, the shares of our common stock represented by the proxy will be voted (1) FOR the election of each of the five director candidates nominated by our Board of Directors; (2) FOR the approval of the advisory resolution approving the compensation of the Company’s named executive officers, as disclosed in this proxy statement; (3) FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020; and (4) in accordance with the best judgment of the named proxies on any other matters properly brought before the Annual Meeting.

Cumulative Voting. In voting for the election of directors, all shareholders have cumulative voting rights if at least one shareholder gives notice, whether at the Annual Meeting or prior to the voting, of the shareholder’s intention to cumulate votes. If cumulative voting is permitted in the election of directors, the proxy holders will have discretion as to the manner in which votes represented by the proxy are to be cumulated, unless the proxy indicates the manner in which such votes are to be cumulated. Accordingly, each shareholder may cumulate such voting power and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares held by the shareholder, or distribute such shareholder’s votes on the same principle among two or more candidates, as such shareholder sees fit. If you are a shareholder of record and choose to cumulate your votes, you will need to submit a proxy card and make an explicit statement of your intent to cumulate your votes by so indicating in writing on the proxy card.

We will not accept any notice to cumulate by the Internet or telephone. If you hold shares beneficially through a broker, trustee or other nominee and wish to cumulate votes, you should contact your broker, trustee or nominee.

Cumulative voting applies only to the election of directors. For all other matters, each share of common stock outstanding as of the close of business on April 6, 2020, the record date for the Annual Meeting, is entitled to one vote. If you vote by proxy card and sign your card with no further instructions, Mr. Maxim C.W. Webb and Ms. Dorothy A. Timian-Palmer, as proxy holders, may cumulate and cast your votes in favor of the election of some or all of the applicable nominees in their sole discretion, except that none of your votes will be cast for any nominee as to whom you vote against or abstain from voting.

Revoking Your Proxy. Shareholders may revoke their proxy for each matter to be voted on at the Annual Meeting by granting a subsequent proxy via the Internet, by telephone, by mail, or by delivering instructions to our Corporate Secretary before the Annual Meeting. If you hold shares through a bank or brokerage firm, you may revoke any prior voting instructions by contacting that firm requesting that your proxy be revoked in advance of the close of polling for each matter to be voted on at the Annual Meeting of Shareholders.

Vote Required, Abstentions and Broker Non-Votes. The presence by proxy of the holders of a majority of the shares entitled to vote at the Annual Meeting, which shall include all shares voted electronically via the Internet, or by telephone, is required to constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and “broker non-votes” are counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting. A broker non-vote occurs when a broker, bank or other shareholder of record, in nominee name or otherwise, exercising fiduciary powers (typically referred to as being held in “street name”) submits a proxy for the Annual Meeting, but does not vote on a particular proposal because that holder does not have discretionary voting power with respect to that proposal and has not received voting instructions from the beneficial owner. Under the rules that govern brokers who are voting with respect to shares held in street name, brokers have the discretion to vote those shares on routine matters, but not on non-routine matters. All matters, except the proposal to ratify Deloitte & Touche LLP as our independent registered public accounting firm for 2020, are considered non-routine matters under the rules that govern brokers, and therefore brokers will have discretion to vote the shares without the beneficial owner’s instructions on that proposal only.

If a quorum is present, the five nominees in proposal number 1 for election as directors receiving the highest number of votes will be elected. Approval of the advisory resolution approving our executive compensation in proposal number 2, and the ratification of the appointment of Deloitte & Touche LLP in proposal number 3 requires the affirmative vote of the majority of the shares represented at the Annual Meeting and entitled to vote on such matter.

Abstentions will be treated as votes “against” proposals 2 and 3. Broker non-votes are not counted as votes for or against any of the proposals and are not considered votes cast, and will therefore have no effect on the outcome of the vote on any of the proposals.

Proxies and ballots will be received and tabulated by Broadridge Financial Solutions, Inc., which is also the inspector of elections for the Annual Meeting. Except for contested proxy solicitations or as required by law, proxy cards and voting tabulations that identify shareholders are kept confidential.

Expenses of Solicitation. We will bear the expense of assembling, preparing, printing, mailing and distributing the notices and these proxy materials, any additional soliciting materials furnished to shareholders, and soliciting votes. Proxies will be solicited by mail, telephone, personal contact, and electronic means and may also be solicited by directors, officers or employees (who will receive no additional compensation for their services in such solicitation) in person, by the Internet, by telephone or by facsimile transmission, without additional remuneration. We will compensate only independent third-party agents that are not affiliated with us, but who solicit proxies. We may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy materials to their principals and to request authority for the execution of proxies, and we may reimburse those persons for their expenses incurred in connection with these activities. Your cooperation in promptly voting your shares and submitting your proxy by the Internet or telephone, or by completing and returning the proxy card (if you received your proxy materials in the mail), will help to avoid additional expense.

Voting Results. We will announce preliminary results at the Annual Meeting and the final results on a Form 8-K to be filed with the SEC within four business days after the meeting. If final results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an amended 8-K to publish the final results.

CORPORATE GOVERNANCE

Director Independence

Our Board of Directors has determined that Mr. Bylinsky, Mr. Speron, and Ms. Weymouth were independent directors within the meaning set forth under applicable rules of the NASDAQ Stock Market. Ms. Timian-Palmer and Mr. Webb were not independent directors under those standards, as Mr. Webb and Ms. Timian-Palmer are employees of our Company. The independent directors have regularly scheduled executive session meetings at which only the independent directors are present. During 2019, executive sessions were led by Mr. Speron, who was appointed Lead Independent Director at our 2018 Annual Meeting of Shareholders. An executive session is held in conjunction with each regularly scheduled quarterly meeting and other sessions may be called by the Lead Independent Director at his discretion or at the request of our Board of Directors.

Board Leadership Structure

The Corporate Governance and Nominating Committee is responsible for reviewing and making recommendations to our Board of Directors regarding the board’s leadership structure. In August 2018, Mr. Maxim C. W. Webb resigned as President and Chief Executive Officer and became our Executive Chairman. At the same time, Ms. Dorothy Timian - Palmer was appointed as our new President and Chief Executive Officer. The role of the Executive Chairman is to manage the affairs of our Board of Directors, including ensuring that our Board of Directors is organized properly, functions effectively, and meets its obligations and responsibilities. The Executive Chairman also develops agendas and presides at all meetings of our Board of Directors and shareholders. In May 2019 upon the departure of the previous Chief Financial Officer (“CFO”), Mr. Maxim C.W. Webb was appointed the new CFO of the Company. The Corporate Governance and Nominating Committee also believes that it is advantageous to have an Executive Chairman with an extensive history with and knowledge of the Company, compared to an independent Chairman, who may not have the same level of experience with the Company.

The Board of Directors appointed Mr. Speron as the Lead Independent Director to help reinforce the independence of the Board of Directors as a whole. The Lead Independent Director is empowered to, among other duties and responsibilities, approve agendas and meeting schedules for regular Board of Directors meetings, preside over Board of Directors meetings in the absence of the Chairman, preside over and establish the agendas for meetings of the independent directors, act as liaison between the Chairman and the independent directors, approve information sent to the Board of Directors, preside over any portions of Board of Directors meetings at which the evaluation or compensation of the Executive Chairman is presented or discussed and, upon request, act as a liaison to shareholders. In addition, it is the responsibility of the Lead Independent Director to coordinate between the Board of Directors and management with regard to the determination and implementation of responses to any problematic risk management issues. As a result, the Board of Directors believes that the Lead Independent Director can help ensure the effective independent functioning of the Board of Directors in its oversight responsibilities. In addition, the Board of Directors believes that the Lead Independent Director is better positioned to build a consensus among directors and to serve as a conduit between the other independent directors and the Chairman, for example, by facilitating the inclusion on meeting agendas of matters of concern to the independent directors. In light of the Executive Chairman’s extensive history with and knowledge of the Company, and because the Lead Independent Director is empowered to play a significant role in the Board of Directors’ leadership and in reinforcing the independence of the Board of Directors, we believe that it is advantageous for the Company to have an Executive Chairman.

Role of the Board of Directors in Risk Oversight

Our Board of Directors as a group is responsible for all risk oversight of our Company and, as such, has full access to management so that it can maintain open and continuous communication that ensures that the risks associated with the various aspects of our Company are appropriately identified and addressed. In addition, each of our committees oversees a portion of the Company’s risk framework and controls. Our Compensation Committee reviews the risks associated with compensation incentives.

Our Audit Committee oversees the risks associated with (a) our financial statements, financial and liquidity risk exposures, including any material and pending legal proceedings and significant transactions, (b) fraud, (c) security of and risks related to information technology systems and procedures, and (d) related party transactions and actual and potential conflicts of interests. Our Corporate Governance and Nominating Committee oversees the policies and procedures related to director and management succession and transition.

In carrying out each of their responsibilities in overseeing the Company’s policies with respect to risk, the committees discuss the issues with internal personnel and third parties they consider appropriate. After such review and discussions, the committees evaluate and report to our full Board of Directors each of their respective findings and recommendations. Our Board of Directors is ultimately responsible for the adoption of any such recommendations.

The Company’s leadership structure compliments our Board of Directors’ risk oversight function. The role of Lead Independent Director promotes effective consideration of matters presenting significant risks. Our Board of Directors’ role of risk oversight has not specifically affected its leadership structure. Our Board of Directors regularly reviews its leadership structure and evaluates whether it is functioning effectively.

Committees of the Board of Directors

Our Board of Directors has three standing committees: an Audit Committee, a Compensation Committee, and a Corporate Governance and Nominating Committee, all of which are, and during 2019 were, composed solely of independent directors. The committees operate pursuant to written charters, which are available on our website under “Corporate Governance” at http://investors.picoholdings.com (the information on our website is not incorporated by reference into this proxy statement).

The following table sets forth the current members of each committee and the number of meetings held by each committee in 2019:

Name of Director	Audit	Compensation	Corporate Governance and Nominating
Mr. Maxim C.W. Webb (1)
Ms. Dorothy A. Timian-Palmer (1)
Mr. Eric H. Speron, Lead Independent Director (2)(3)	Member	Chair	Member
Mr. Gregory E. Bylinsky	Chair	Member	Member
Ms. Nicole L. Weymouth	Member	Member	Chair
Number of meetings held in 2019	5	4	4

(1) Not an Independent Director.
(2) Financial Expert.
(3) Effective as of the date of our 2018 Annual Meeting of Shareholders, Mr. Speron was appointed to serve as Lead Independent Director.

Audit Committee. The Audit Committee consists of Mr. Bylinsky, Chair, Mr. Speron, and Ms. Weymouth, none of whom has been or is an officer or employee of our Company. Each member of the Audit Committee, in the judgment of our Board of Directors, is independent within the meaning set forth under applicable rules of the NASDAQ stock market and Rule 10A-3(b)(1)(ii) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”).

The functions of the Audit Committee include: (a) overseeing our accounting and financial reporting processes; (b) meeting with the independent registered public accounting firm to review their reports on their audits of our financial statements, their comments on our internal control over financial reporting and the action taken by management with regard to such comments; (c) reviewing and approving all related persons transactions; (d) reviewing auditor independence; (e) issuing an Audit Committee report to the shareholders; and (f) the appointment of our independent registered public accounting firm and pre-approving all auditing and non-auditing services to be performed by such firm.

The Audit Committee has the authority, in its discretion, to order interim and unscheduled audits to investigate any matter brought to its attention and to perform such other duties as may be assigned to it from time to time by our Board of Directors. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited consolidated financial statements in the Annual Report on Form 10-K for the year ended December 31, 2019, its accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. A copy of the Audit Committee’s Charter is posted on our website under “Corporate Governance” at http://investors.picoholdings.com (the information on our website is not incorporated by reference into this proxy statement).

Audit Committee Financial Experts. Our Board of Directors has determined that Mr. Speron qualifies as an audit committee financial expert as defined in SEC rules.

Compensation Committee. The Compensation Committee consists of Mr. Speron, Chair, Mr. Bylinsky, and Ms. Weymouth. None of its members is or has been an officer or employee of our Company, and our Board of Directors has determined that each member of the Compensation Committee is independent within the meaning set forth under applicable rules of the NASDAQ stock market.

The functions of the Compensation Committee include: (a) setting all executive compensation (including but not limited to salary, bonus, incentive compensation, equity awards, benefits and perquisites); (b) reviewing and making recommendations to our Board of Directors regarding our overall compensation philosophy, policies and plans; (c) assisting the Chairman of the Board in reviewing the compensation for non-employee directors, including making recommendations for changes in the compensation program; (d) reviewing and making recommendations to our Board of Directors with respect to the establishment and terms of incentive compensation plans and equity compensation plans, and administration of such plans; and (e) reviewing and making recommendations to our Board of Directors with respect to the grant of awards under our equity incentive plans. The Compensation Committee’s goals are to attract and retain qualified directors and key executives critical to our long-term success, to reward executives for our long-term success and the enhancement of shareholder value, and to integrate executive compensation with both annual and long-term financial results. Additional information on the Compensation Committee’s processes and procedures for consideration of executive compensation are addressed in the Compensation Discussion and Analysis below. A copy of the Compensation Committee’s Charter is posted on our website under “Corporate Governance” at http://investors.picoholdings.com. The information on our website is not incorporated by reference into this proxy statement.

Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee members consist of Ms. Weymouth, Chair, Mr. Speron, and Mr. Bylinsky. None of its members is or has been an officer or employee of our Company. In the judgment of our Board of Directors, each committee member is independent within the meaning set forth under applicable rules of the NASDAQ stock market. The functions of the Corporate Governance and Nominating Committee include: (a) identifying, reviewing, evaluating and selecting candidates to be nominated for election to our Board of Directors; (b) identifying and recommending members of the Board of Directors to committees; (c) overseeing and implementing the system of corporate governance for the Company; and (d) overseeing the plans and process to monitor, control, and minimize our risks and exposures. A copy of the Corporate Governance and Nominating Committee’s Charter is posted on our website under “Corporate Governance” at http://investors.picoholdings.com. The information on our website is not incorporated by reference into this proxy statement.

Director nominees. Our Corporate Governance and Nominating Committee works with our Board of Directors to determine the appropriate characteristics, skills, and experience for our Board of Directors, as a whole, and its individual members. This evaluation includes issues of diversity, age, skills, and experience - all in the context of an assessment of the perceived needs of our Board of Directors at that time. In evaluating the suitability of individual members of our Board of Directors for continued service, as well as potential new candidates for our Board of Directors, our Corporate Governance and Nominating Committee and our Board of Directors take into account many factors, including:

•	business experience;

•	academic credentials;

•	inter-personal skills;

•	the ability to understand our business;

•	leadership skills;

•	the understanding of the responsibilities of being a director of a publicly held company;

•	corporate experience;

•	prior experience on other boards of directors; and

•	the potential for contributing to our success.

Although we do not currently have a policy with regard to the formal consideration of diversity in identifying candidates for election to our Board of Directors, our Corporate Governance and Nominating Committee recognizes the benefits associated with a diverse board, and takes diversity considerations into account when identifying candidates. Our Corporate Governance and Nominating Committee utilizes a broad conception of diversity, including diversity of professional experience, employment history, prior experience on other boards of directors, and more familiar diversity concepts such as race, gender and national origin. We endeavor to have our Board of Directors representing diverse experience at policy-making levels in business, government, and education, and in areas that are relevant to our activities. Directors should have experience in positions with a high degree of responsibility and be leaders in the companies or institutions with which they are affiliated. These factors, and others considered useful by our Corporate Governance and Nominating Committee, will be reviewed in the context of an assessment of the perceived needs of our Board of Directors at a particular time.

Directors are expected to possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of our stockholders. They must also have an inquisitive and objective perspective and mature judgment. Members of our Board of Directors are expected to rigorously prepare for, attend, and participate in all Board of Directors and applicable committee meetings.

Our Corporate Governance and Nominating Committee will consider nominees recommended by shareholders; however, such recommendations must be submitted in writing to our Corporate Secretary along with the candidate’s resume and any other relevant information. See “Shareholder Nomination of Directors” below.

Directors’ Attendance

During 2019, there were eight meetings of the Board of Directors and every incumbent director who served during 2019 attended at least 75% of each Board and their respective committee meetings during 2019.

It is the policy of our Board of Directors that each director, in the absence of extenuating circumstances, should attend our Annual Meeting of Shareholders in person. All of our directors attended our 2019 Annual Meeting of Shareholders.

Corporate Governance Guidelines (including Majority Voting Policy and Stock Ownership Guidelines)

We have adopted Corporate Governance Guidelines (that were last updated by our Board of Directors on February 13, 2019) and are posted on our website under “Corporate Governance” at http://investors.picoholdings.com (the information on our website is not incorporated by reference into this proxy statement). These Corporate Governance Guidelines are a set of policies intended to guide our Board of Directors in its governance practices. In addition to addressing many of the items discussed in this Corporate Governance section, our Corporate Governance Guidelines include stock ownership guidelines (which are discussed in greater detail in the Compensation Discussion and Analysis section of this proxy statement), and a majority voting policy.

Under the majority voting policy, even though directors are elected by plurality vote, if a director receives in an uncontested election a greater number of “Withhold” votes than votes cast “For” his or her election, our Corporate Governance and Nominating Committee will undertake an evaluation of the appropriateness of the director’s continued service on our Board of Directors. In performing this evaluation, our Corporate Governance and Nominating Committee will review all factors deemed relevant, including the stated reasons why shareholders withheld votes for election from such director, the director’s length of service, his or her past contributions to the Company and our Board of Directors, including committee service, and the availability of other qualified candidates. Our Corporate Governance and Nominating Committee will then make its recommendation to our Board of Directors. Our Board of Directors will review this recommendation and consider such other factors and written information as it deems relevant.

Under this policy, our Corporate Governance and Nominating Committee will make its recommendation, and our Board of Directors will act on the committee’s recommendation, no later than 90 days following the date of the shareholders meeting. If our Board of Directors determines remedial action is appropriate, the director shall promptly take the action as requested by our Board of Directors. If the director does not promptly take the recommended remedial action, or if our Board of Directors determines that immediate resignation is in the best interests of the Company and its shareholders, the director shall promptly tender his or her resignation, upon request from our Board of Directors.

We will publicly disclose our Board of Directors’ decision within four business days in a Current Report on Form 8-K filed with the SEC, providing an explanation of the process by which the decision was reached and, if applicable, the reason for not requesting the director’s resignation. The director in question will not participate in our Corporate Governance and Nominating Committee or our Board of Directors’ analysis.

Shareholder Nomination of Directors

Any shareholder of the Company may nominate one or more persons for election as a director at an Annual Meeting of Shareholders if the shareholder complies with the notice, information, and consent provisions contained in our bylaws. In order for the director nomination to be timely for the 2021 Annual Meeting of Shareholders, a shareholder’s notice to our secretary must be delivered to our principal executive offices not less than 90 days nor more than 120 days before the anniversary of the date of the 2020 Annual Meeting of Shareholders. As a result, any notice for a director nomination given by a shareholder pursuant to the provisions of our bylaws must be received no earlier than January 29, 2021 and no later than the close of business on March 1, 2021.

If the date of our 2021 Annual Meeting of Shareholders is a date that is not within 30 days before or 60 days after , May 28, 2021, the anniversary date of our 2020 Annual Meeting of Shareholders, shareholder director nominations must be delivered to our principal executive offices no later than the close of business on the 90th day prior to the 2021 Annual Meeting of Shareholders, or if later, the 10th day following the day on which public announcement of the date of the 2021 Annual Meeting of Shareholders is first made by us.

Shareholder nominations must include the information regarding each nominee required by our bylaws. A copy of our bylaws is posted on our website under “Corporate Governance” at http://investors.picoholdings.com (the information on our website is not incorporated by reference into this proxy statement). Nominations not made according to the procedures set forth in the applicable bylaws will be disregarded. Our Corporate Governance and Nominating Committee will consider candidates recommended by shareholders, when submitted in writing along with the candidate’s resume and any other relevant information. All candidates (whether identified internally or by a qualified shareholder) who, after evaluation, are then recommended by our Corporate Governance and Nominating Committee and approved by our Board of Directors, will be included in our recommended slate of director nominees in our proxy statement. For information about shareholder proposals (other than nominations of directors), please see “Shareholder Proposals to be Presented at Next Annual Meeting” in this proxy statement.

CODE OF ETHICS

We have adopted a Code of Business Conduct and Ethics applicable to all directors, officers, and employees. A copy may be obtained without charge by writing to our Corporate Secretary at 3480 GS Richards Blvd, Suite 101, Carson City, Nevada 89703. It is also posted on our web site under “Corporate Governance” at http://investors.picoholdings.com (the information on our website is not incorporated by reference into this proxy statement).

Amendments to or waivers of our Code of Business Conduct and Ethics granted to any of our directors or executive officers will be published promptly on our web site.

PROCESS FOR SHAREHOLDERS TO COMMUNICATE WITH BOARD OF DIRECTORS

Individuals may contact our entire Board of Directors or an individual director by sending a written communication to our Board of Directors or such director in care of:

Corporate Secretary
PICO Holdings, Inc.
3480 GS Richards Blvd, Suite 101
Carson City, NV 89703

Each communication must set forth the name and address of the shareholder on whose behalf the communication is sent. Our Corporate Secretary may review the letter or communication to determine whether it is appropriate for presentation to our Board of Directors or to the directors or director specified. Advertisements, solicitations or hostile communications will not be presented. Communications determined by the corporate secretary to be appropriate for presentation will be submitted to our Board of Directors or to the directors or director specified immediately thereafter. If no director is specified, our Corporate Secretary will immediately forward appropriate letters or communications to our Chairman of the Board of Directors.

A shareholder wishing to communicate directly with the non-management members of our Board of Directors may address the communication to “Non-Management Directors, c/o Board of Directors” at the same address above. These communications will be handled by our Chairman of the Audit Committee. Finally, communications can be sent directly to individual directors by addressing letters to the director’s individual name, c/o the Board of Directors, at the address above.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

Nominees

Our Board of Directors is currently comprised of five directors. The five nominees for director named in this proxy statement have been recommended by our Corporate Governance and Nominating Committee and by our full Board of Directors based on a belief that these individuals are the best nominees for director based on an evaluation of each individual’s applicable characteristics, skills and experience - all in the context of an assessment of the perceived needs of our Board of Directors. At the Annual Meeting, shareholders cannot vote on a greater number of nominees than the five nominees named in this proxy statement. Our directors are required to stand for election annually.

The nominees recommended by our Board of Directors have consented to serving as nominees for election to our Board of Directors, to being named in this proxy statement, and to serving as members of our Board of Directors if elected by our shareholders. As of the date of this proxy statement, we have no reason to believe that any nominee will be unable or unwilling to serve if elected as a director. However, if, prior to the Annual Meeting, for any reason, a nominee becomes unable to serve or for good cause will not serve, if elected, our Board of Directors, upon the recommendation of our Corporate Governance and Nominating Committee, may designate substitute nominees, in which event the shares represented by proxies returned to us will be voted for such substitute nominees. If any substitute nominees are so designated, we will file an amended proxy statement that, as applicable, identifies the substitute nominees, discloses that such nominees have consented to being named in the amended proxy statement and to serve as directors if elected, and includes certain biographical and other information about such nominees required by the applicable rules promulgated by the SEC.

Our Board of Directors, at the recommendation of our Corporate Governance and Nominating Committee, has nominated Mr. Bylinsky, Ms. Timian-Palmer, Mr. Speron, Mr. Webb, and Ms. Weymouth for election as directors at our Annual Meeting on May 28, 2020, for terms ending at the Annual Meeting of Shareholders in 2021. See “Security Ownership of Certain Beneficial Owners and Management” for the number of shares of our common stock beneficially owned by these nominees.

Information Regarding Nominees

The following table and biographical descriptions set forth certain information with respect to the five nominees, each of whom is currently serving as a director and, unless otherwise specified, has served continuously since elected. This information is based on information furnished to us by each such nominee. The ages listed below are as of April 6, 2020.

Name	Age	Director Since	Positions Held with the Company (other than Director)
Mr. Gregory E. Bylinsky	53	2017
Ms. Dorothy A. Timian-Palmer	62	2018	President and Chief Executive Officer
Mr. Eric H. Speron	40	2016
Mr. Maxim C.W. Webb	59	2016	Executive Chairman, Chief Financial Officer and Secretary
Ms. Nicole L. Weymouth	45	2018

Biographical Information of Nominees

Each of our nominees has an established record of professional accomplishment in their chosen field, the ability to contribute positively to the collaborative culture among board members, as well as professional and personal experiences and expertise relevant to our objective of monetizing assets and returning capital back to shareholders. All of our directors develop and continue to oversee the long-term strategy, management structure, and corporate governance programs that are in place today. The following provides further qualifications, attributes and other biographical information with respect to the five nominees.

Mr. Gregory E. Bylinsky was appointed to our Board of Directors in May 2017. Mr. Bylinsky is a co-founder, partner and portfolio manager of Bandera Partners LLC, an investment firm, since July 2006. Prior to founding Bandera Partners, Mr. Bylinsky was a co-founder, partner and portfolio manager of Lime Capital Management LLC, an investment firm, from December 1999 to July 2006. Mr. Bylinsky was a managing director of Tower Research Capital LLC, an affiliate of Lime Capital Management LLC, from April 1998 to December 1999. From September 1994 to April 1998 Mr. Bylinsky practiced law at Kaye Scholer LLP, specializing in complex securities and intellectual property litigation. Mr. Bylinsky graduated cum laude from Yale University, earning a B.A. in History, and graduated cum laude from Harvard Law School, earning a J.D. Mr. Bylinsky also serves on the board of directors of Fastcase, Inc., a legal data provider.

We believe Mr. Bylinsky’s broad financial, management and legal background, including extensive experience in investment and asset management, as well as his company board experience makes him qualified to serve on our Board of Directors. His experience provides him valuable insight into both management and operations of a business and the governance and oversight matters facing companies and led to our conclusion that he should serve on our Board of Directors.

Ms. Dorothy A. Timian-Palmer was appointed to our Board of Directors in March 2018 and appointed President and Chief Executive Officer in August 2018. Ms. Timian-Palmer has served as the President and Chief Executive Officer of Vidler Water Company, our wholly-owned subsidiary which owns water resources and water storage operations in the southwestern United States, since October 2016. Ms. Timian-Palmer has 36 years of experience within the water resources field, including both agricultural and municipal water management. During her engineering career she held the position of Utilities Director for Carson City, Nevada, one of the fastest growth areas in the west. Under her leadership, water management programs such as groundwater recharge, conjunctive use management, and wastewater reuse were implemented. Ms. Timian-Palmer has extensive experience in water rights acquisition, rate making theory, water production and storage, water treatment, and supply distribution. She holds State of Nevada licenses for both Professional Civil Engineering and Water Right Surveying. Ms.Timian-Palmer is a 1983 graduate from the University of Arizona, with a Bachelor of Science degree in Engineering, specializing in water resources.

We believe Ms. Timian-Palmer’s knowledge of the operations of Vidler Water Company, and her extensive experience and expertise in the water resources field generally, make her qualified to serve on our Board of Directors. This experience and insight led to our conclusion that she should serve on our Board of Directors.

Mr. Eric H. Speron was appointed to our Board of Directors in January 2016. Mr. Speron is currently an analyst and portfolio manager of three portfolios managed for clients of First Foundation. He also serves as a member of the investment committee of First Foundation Advisors and, as a member of the First Foundation Advisors investment committee, assists in shaping the portfolio investment process and overall asset allocations. Mr. Speron joined First Foundation Advisors in 2007 from JPMorgan’s Institutional Equity division. Mr. Speron is currently a member of the CFA Institute and the Orange County Society of Financial Analysts. He earned a Bachelor of Arts Degree with a double major from Georgetown University, where he was also voted Academic All-American, Mid-Atlantic, for his academic and athletic accomplishments.

We believe that Mr. Speron’s extensive familiarity with our Company gained from being an investor in our stock, his understanding of our business model, his experience analyzing investments and making investment decisions, and his perspective as a large shareholder can greatly benefit us and makes him a valuable addition to our Board of Directors.

Mr. Maxim C.W. Webb was appointed Executive Chairman in August 2018 and appointed Chief Financial Officer and Secretary on May 3, 2019. Prior to this appointment he served as our President and Chief Executive Officer since October 2016, and was appointed to our Board of Directors in October 2016 and as Chairman of the Board in December 2016. Mr. Webb had previously served as our Chief Financial Officer and Treasurer since 2001 and as Vice President, Investments since November 1998. He served in various capacities with the Global Equity Corporation group of companies since 1993, including Vice President, Investments of Forbes Ceylon Limited from 1994 through 1996. Mr. Webb became an officer of Global Equity Corporation in November 1997.

Mr. Webb brings the knowledge of the operations of the Company to our Board of Directors, which provides invaluable insight to our Board of Directors as it reviews the Company’s strategic and financial plans leading to our conclusion that he should serve on our Board of Directors.

Ms. Nicole L. Weymouth was appointed to our Board of Directors in March 2018. Since November 2016, Ms. Weymouth has served as the Deputy Environmental Manager in the New York City office of WSP USA, a global engineering and professional consultancy. She directs the environmental planning group and manages environmental impact statements for large development projects. As an environmental engineer and consultant for over twenty years, Ms. Weymouth has addressed a wide range of environmental issues, including water quality and impacts from development of water resources. Ms. Weymouth has worked on behalf of both government and private sector clients on infrastructure and transportation projects such as airport redevelopment, highway expansion, and coastal resiliency. Prior to working at WSP, from Ms. Weymouth was a Senior Environmental Planner at AECOM, from March 2012 to November 2016, where she oversaw multiple environmental assessments for major New York City projects. Ms. Weymouth graduated from the Massachusetts Institute of Technology, earning a B.S. in Environmental Engineering, and earned a Masters of Urban and Environmental Planning from the University of Virginia.

We believe Ms. Weymouth's extensive background in environmental planning, engineering and regulation makes her qualified to serve on our Board of Directors. Her experience provides her insight into the water resources field and the related development and regulatory environment, leading to our conclusion that she should serve on our Board of Directors.

Vote Required

The five nominees for election as directors receiving the highest number of votes will be elected. Abstentions and broker non-votes will have no effect on the election of directors.

OUR BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE ELECTION OF EACH OF OUR BOARD’S NOMINEES TO OUR BOARD OF DIRECTORS.

PROPOSAL NO. 2
ADVISORY (NON-BINDING) VOTE APPROVING EXECUTIVE COMPENSATION (SAY-ON-PAY)

This stockholder advisory vote, commonly known as “Say-on-Pay,” is required pursuant to Section 14A of the Securities Exchange Act of 1934, as amended, and gives our stockholders the opportunity to approve or not approve, on a non-binding advisory basis, the compensation paid to our named executive officers (“NEOs”). Our Board of Directors has determined that this “Say-on-Pay” vote shall be held annually.

The advisory vote on executive compensation is a non-binding vote on the compensation of our NEOs, as identified in the Compensation Discussion and Analysis (“CD&A”) section, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure, set forth in this proxy statement. The advisory vote on executive compensation is not a vote on our general compensation policies, the compensation of our board, or our compensation policies and practices as they relate to risk management. Our compensation philosophy is based on the principle of aligning pay and performance. The primary objectives of our compensation program are to pay for performance, recruit, retain and motivate the highest quality executive officers who are critical to our success, align the interests of our NEOs and other employees with those of our shareholders, and promote excellent corporate governance. The CD&A section of this proxy statement provides a more detailed discussion of our executive compensation program and compensation philosophy, including recent changes we made to our executive compensation program to align with our current business plan and in response to feedback received from shareholders.

The vote solicited by this Proposal 2 is advisory, and therefore is not binding on the Company, our Board of Directors, or our Compensation Committee, nor will its outcome require the Company, our Board of Directors, or our Compensation Committee to take any action. Moreover, the outcome of the vote will not be construed as overruling any decision by the Company, our Compensation Committee, or our Board of Directors.

Furthermore, because this non-binding, advisory resolution primarily relates to the compensation of our NEOs that has already been paid or contractually committed, there is generally no opportunity for us to revisit these decisions. However, our Board of Directors, including our Compensation Committee, values the opinions of our shareholders and, to the extent there is any significant vote against our NEOs compensation as disclosed in this proxy statement, we will consider our shareholders’ concerns and evaluate what actions, if any, may be appropriate to address those concerns.

Shareholders will be asked at the Annual Meeting to approve the following resolution pursuant to this Proposal 2:

RESOLVED, that the shareholders of PICO Holdings, Inc. approve, on an advisory basis, the compensation of the Company’s NEOs, disclosed pursuant to Item 402 of Regulation S-K in the Company’s definitive proxy statement for the 2020 Annual Meeting of Shareholders.

Vote Required.

Approval on an advisory basis of the compensation of our NEOs requires the affirmative vote of the majority of the shares represented at the Annual Meeting and entitled to vote on such matter. Abstentions will be treated as votes “against” this proposal. Broker non-votes are not counted as votes for or against this proposal and will therefore have no effect on the outcome of the vote.

OUR BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE FOREGOING RESOLUTION.

PROPOSAL NO. 3
RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has appointed Deloitte & Touche LLP as our independent registered public accounting firm to audit our financial statements for the year ending December 31, 2020.

Although ratification by our shareholders is not required by law, our Board of Directors has determined that it is desirable to request ratification of this appointment by our shareholders. If our shareholders do not ratify the appointment, our Audit Committee will reconsider whether to retain Deloitte & Touche LLP and may decide to retain them, notwithstanding the vote. Even if the appointment is ratified, our Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that a change would be in the best interests of the Company and our shareholders. In addition, if Deloitte & Touche LLP should decline to act or otherwise become incapable of acting, or if the engagement should be discontinued, our Audit Committee will appoint another independent public registered public accounting firm. A representative of Deloitte & Touche LLP will be present at the Annual Meeting, will be given the opportunity to make a statement if he or she so desires, and will be available to respond to appropriate questions.

Independent Registered Public Accounting Firm Fees

The following table sets forth the aggregate fees billed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates for the fiscal years ended December 31, 2019 and 2018:

	2019	2018
Audit Fees	$318,000	$480,000
Tax Fees	—	15,000
Audit-Related Fees	19,668	10,455
All Other Fees
Total	$337,668	$505,455

Audit Fees consist of fees we paid for (i) the audit of our annual financial statements included in our Annual Reports on Forms 10-K and reviews of our quarterly financial statements included in our Quarterly Reports on Forms 10-Q; (ii) services that are normally provided by Deloitte & Touche LLP in connection with statutory and regulatory audits or consents; and (iii) the audit of our internal control over financial reporting with the objective of obtaining reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects.

Tax Fees consist of fees for professional services for tax compliance, which totaled $0 in 2019 and $15,000 in 2018. These services included assistance regarding United States federal, state, and local tax return preparation, tax audits and appeals, advice on structuring potential transactions, and intra-group restructuring.

Audit-Related Fees consist of fees we paid for services related to proposed or consummated transactions and attestation services not required by statute or regulation and the related accounting or disclosure treatment for such transactions or events.

Our Audit Committee has determined that the provision of non-audit services listed above is compatible with the independence of Deloitte & Touche LLP. All services above were pre-approved by our Audit Committee.

Audit Committee Pre-Approval Policy

Consistent with SEC policies regarding independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has recommended, and the Board of Directors has approved, pre-approval guidelines for all audit and non-audit services to be provided by the independent registered public accounting firm.

These pre-approval guidelines are:

1.	At the earliest possible date, management shall inform the Audit Committee of each audit or non-audit service which management desires our independent registered public accounting firm to perform;
2.	Management shall promptly provide to the Audit Committee detailed information about the particular services to be provided by our independent registered public accounting firm;
3.
The supporting documentation provided to the Audit Committee by management shall be sufficiently detailed so that the Audit Committee knows precisely what services it is being asked to pre-approve; and

4.
The Audit Committee has delegated pre-approval authority to the Chairman of the Audit Committee. All such pre-approvals shall be presented to the full Audit Committee at the Audit Committee’s next scheduled meeting.

Vote Required

Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm requires the affirmative vote of the majority the shares represented at the Annual Meeting and entitled to vote on such matter. Abstentions will be treated as votes “against” this proposal.

OUR BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2020.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Compensation Discussion and Analysis

Overview

This Compensation Discussion and Analysis (“CD&A”) describes our executive compensation policies and how and why our Compensation Committee arrived at specific compensation decisions. The following named executive officers (“NEOs”), whose compensation is set forth in the Summary Compensation Table and other compensation tables contained in this proxy statement are:

●	Dorothy A. Timian-Palmer	President and Chief Executive Officer
●	Maxim C.W. Webb (1)	Executive Chairman, Chief Financial Officer and Secretary
●	John T. Perri (1)	Former Chief Financial Officer and Secretary

(1) On May 3, 2019, Mr. Perri left the Company and Mr. Webb was appointed Chief Financial Officer and Secretary.

We present our CD&A in the following sections:

1.
Executive Compensation Overview. In this section, we highlight our business model, how we align our executive compensation program to our business model and certain governance aspects of our executive compensation program.

2.
Executive Compensation Program. In this section, we describe our executive compensation philosophy and process, the 2019 say-on-pay vote, and the material elements of our executive compensation program.

3.
2019 and 2018 Executive Compensation Decisions. In this section, we provide an overview of our Compensation Committee’s executive compensation decisions for 2019 and 2018 and certain actions after 2019 when doing so enhances the understanding of our executive compensation program.

4.
Other Executive Compensation Matters. In this section, we review certain governance aspects of our executive compensation program, the accounting and tax treatment of compensation and the relationship between our compensation program and risk.

Executive Compensation Overview

Our Business Model

Our objective is to maximize long-term shareholder value. Currently, we believe the highest potential return to our shareholders is from a return of capital. As we monetize assets, rather than reinvest the proceeds, we intend to return capital to shareholders through a stock repurchase program or by other means such as special dividends. Nonetheless, we may, from time to time, reinvest a portion of proceeds from asset monetizations in further development of existing assets, if we believe the returns on such reinvestment outweigh the benefits of a return of capital.

As a holding company for our primary holding, Vidler Water Company, Inc., our strategic mission has been to maximize long-term shareholder value by identifying and developing undervalued water resource assets. To do this we have:

(i)	sought to evaluate, acquire and develop water resource assets in the southwestern United States at valuations that we believed provided significant downside risk protection;

(ii)	sought to enhance the value of those water resource assets through our operational expertise, development activities, transaction structure and efficient use of capital; and

(iii)	attempted to achieve gains on our invested capital through both operating returns and disposition of assets at appropriate times.

Our Business Model Drives our Compensation Philosophy and Programs

Our present business strategy requires a management team that functions within an entrepreneurial culture with demonstrated expertise in asset and business disposals and financial management and business operations. Our management team must review, operate, and manage (prior to asset monetization) a broad range of unique and strategic water assets, and operations, and be skilled at navigating complex public company reporting and corporate governance matters.

Asset dispositions frequently occur several years following our acquisition of such assets. Although we may pay our incentive compensation awards in a particular year, for past performance, this compensation is often a result of years of cumulative efforts that are recognized when there is a monetization event. This practice seeks to closely align the compensation of our executive officers with our long-term corporate objectives and risk tolerance and the long-term interests of our shareholders.

In 2018, we adopted an amended and restated executive bonus plan (the “Bonus Plan”), which amended and restated and superseded the Company’s prior bonus plan that was adopted at the end of 2016. The Compensation Committee believes that the Bonus Plan more closely aligns the bonus incentives available to Ms. Timian-Palmer and Mr. Webb with the best interests of the shareholders by adding to the bonus formula a time value of money charge against invested capital, and 50% of the bonus payment comprising of RSUs. The Compensation Committee narrowed the scope of the Bonus Plan to just Ms. Timian-Palmer and Mr. Webb in order to finance this modest capital charge yet retain competitive potential compensation levels for our leadership.

As further described below under “Bonus Plan in Effect for 2019 and 2018”, the Bonus Plan includes a bonus pool factor that is based on total net gain, which is determined by calculating the total revenues and other income of the Company during the year (other than certain specified revenues and other income) and deducting from that amount (i) gross invested capital of each asset of the Company (other than certain excluded assets) that was sold or otherwise disposed of during such year, (ii) an amount equal to the aggregate of the gross invested capital for each relevant asset as determined pursuant to the immediately preceding clause (i), multiplied by the number of years (including any partial year) elapsed between January 1, 2018, and the date of the sale or other disposal of such asset, multiplied by 5%, and (iii) annual administrative expenses incurred. The plan was effective on January 1, 2018, for the 2018 calendar year with a five year term ending December 31, 2022. The Bonus Plan replaced and superseded all prior bonus plans and programs for our NEOs.

Corporate Governance Highlights

	What we do		What we don't do
✓	Design executive compensation programs to seek to align pay with performance so that a significant portion of compensation is “at-risk” based on corporate performance	☒	No guaranteed bonuses
✓	Use multi-year performance periods	☒	No hedging or pledging by executive officers or directors
✓	Provide "double-trigger" change in control benefits	☒	No tax gross-ups
✓	Maintain stock ownership guidelines	☒	No excessive perquisites
✓	Maintain clawback policy	☒	No repricing of underwater stock options

Executive Compensation Program

Our Compensation Philosophy

We seek to align all compensation with our shareholders’ interests and the Company's performance. We aim to hire qualified individuals, pay them for performance that is measured by increases in shareholder value, and retain the team that is instrumental to executing our business plan. We define a qualified individual as someone who is intelligent, resourceful, experienced, able to consistently produce high quality work product, displays a professional and positive attitude, and is productive and ethical. A relatively small number of people have been part of the core team of executives responsible for driving our performance over the long-term. Our CEO and Executive Chairman and CFO have been employed with us for approximately 22 and 26 years, respectively. We consider retention of our key executives important because they have acquired a valuable and specific skill set over the years with us that would be difficult to replace. Our small management team provides for more efficient decision making and greater accountability.

In line with our philosophy to reward our executive officers for successful performance, our cash incentive awards are tied to the economic value created by asset monetizations and the return of capital to shareholders. Under our current executive bonus plan, for purposes of determining the bonus pool, the formula for calculating the total net gain for all assets sold or otherwise disposed of by the Company, as well as all assets distributed directly to the Company’s shareholders, requires the deduction of the gross invested capital of each such asset, the annual administrative expenses incurred in the bonus year, as well as a deduction for the time value of money.

We have also used changes in our stock price as a metric for measuring our long-term performance. However, in conjunction with our business model, we anticipate granting stock-based compensation to our NEOs only if an award is earned under the Bonus Plan further discussed below under the section titled “2019 and 2018 Executive Compensation Decisions - 2019 and 2018 Compensation - Bonus Plans in Effect for 2019 and 2018.”

The Role of the Compensation Committee in Determining Executive Compensation

Our executive compensation program is subject to a thorough review process that includes Compensation Committee review and approval of compensation program design and practices, feedback from our shareholders, and a consistently applied philosophy for incentive compensation. Our compensation program is intended to be equitable, accountable, transparent, and shareholder-centric.

Effect of 2019 Say-on Pay Vote

At our 2019 Annual Meeting of Shareholders, pursuant to a non-binding, advisory vote, our shareholders approved the compensation of our NEOs as disclosed in the proxy statement for such annual meeting with approximately 98.1% of the votes cast in favor of that say on pay resolution. The Compensation Committee has considered the results of this advisory vote and believes that it shows overwhelming support by our shareholders for our compensation philosophy and the executive compensation programs that implement our philosophy. We have not changed our executive compensation programs following the advisory vote but we will continue to actively evaluate our executive compensation program.

Our Compensation Committee is composed of “non-employee directors”, within the meaning of Exchange Act Rule 16b-3, who also meet the independence requirements of the NASDAQ Global Market. The Compensation Committee is responsible for assuring that all of our executive compensation decisions are developed, implemented, and administered to support our fundamental philosophy that a significant portion of executive compensation is linked to our performance. To this end, the Compensation Committee oversees and administers all of our executive compensation plans and policies, administers our 2014 Equity Incentive Plan (including reviewing and approving grants of awards under the 2014 Equity Incentive Plan, to the extent applicable), and annually reviews and approves the individual elements of the total compensation packages for our NEOs.

Management Interaction with Committee

In carrying out its responsibilities, our Compensation Committee works with members of our management team, including our Executive Chairman and our CEO. The management team assists our Compensation Committee by providing information on Company and individual performance, market data, and management’s perspective and recommendations on compensation matters. Our Compensation Committee solicits and reviews the CEO’s recommendations and proposals regarding annual cash compensation adjustments, equity incentive awards, program structures, and other compensation-related matters (other than for the Executive Chairman and CEO). Our Compensation Committee considered the CEO’s recommendations and proposals as one of many factors in reviewing and approving the compensation for our former CFO. Our Compensation Committee meets in executive session to set the compensation of our Executive Chairman and CEO.

Use of Independent Compensation Consultant

From time to time, our Compensation Committee has engaged an independent compensation consultant to provide the Compensation Committee with information, recommendations, and other advice relating to executive compensation. However, the Compensation Committee does not currently utilize a compensation consultant. Under the guidance of our Compensation Committee Chairman, during 2018, we adopted a revised peer group for evaluating our compensation; this peer group was reviewed and modified for the removal of one company in 2019, and we analyzed our compensation relative to this revised peer group, among other factors.

Use of Market Data

For purposes of comparing our executive compensation against the competitive market, our Compensation Committee utilizes a peer group. The Compensation Committee reviews our peer group and its compensation policies, at least annually and makes adjustments to its composition as it deems necessary, taking into account changes in our business and the businesses of the companies in the peer group. During 2018, the Compensation Committee modified the composition of our peer group by eliminating five companies from the previous group of 14 companies, as these companies were diversified holding companies rather than water resource or real estate development companies and adding one new company that conducts water resource and wastewater operations. We believe our revised peer group more closely aligns with us in terms of our current operations and business plan, and is within our desired range that approximates to our gross assets and market capitalization. In 2019, the Company removed HomeFed Corporation from the revised peer group due to its merger with another larger public company. The Compensation Committee uses the peer group to provide compensation information for companies that we believe are most like us.

Our current peer group consists of the following companies:

Alico, Inc.	Consolidated-Tomoka Land Co.
Pure Cycle Corporation	Green Brick Partners, Inc.
Cadiz Inc.	Maui Land & Pineapple Co.
The St. Joe Company	Limoneira Company
Tejon Ranch Co.

To analyze the compensation practices of the peer group companies, we gathered data from public filings. This market data, consisting of the peer proxy data, was then used as a reference point for the Compensation Committee to assess our current compensation levels in the course of its deliberations on compensation forms and amounts.

Determining the Amount of Compensation for Our NEOs

The amount of compensation we provide our NEOs is intended to be:

Reasonable and appropriate for our business needs and circumstances. Our Compensation Committee considers as reference points for comparative purposes compensation practices of other public companies in our peer group. While we develop our peer group for reviewing market practices, due to our current business model, we use the peer group for general guidance and do not target specific benchmark percentiles.

Internally fair and equitable relative to roles, responsibilities and work relationships. Management and the Compensation Committee may consider certain business and individual factors to evaluate internal fairness and equity. We do not attempt to establish specific internal relationships among the NEOs.

Variable from year-to-year based on our performance (“pay-for-performance”). Our annual cash incentive awards are based on the value created from asset monetizations and are tied to invested capital and the return of capital to shareholders.

Reflective of the lean management structure we employ. We have very few executives and staff running our operations. This keeps our overall corporate overhead at reasonable levels, but also demands more from our team. The Compensation Committee takes into account the overall cost savings of our model when considering compensation.

Focused on retaining the core team of executives. Retention of our core team of executives is critical to our business strategy, because the loss of any executive could require significant resources to replace. The Compensation Committee considers the retention of the executives when designing the executive compensation program.

Key Components of Our NEO Compensation Program

The following table includes the various components of our executive compensation program:

Component	Purpose	Form	Pay-for-Performance	Comment
Base Salary	Provide sufficient competitive pay to attract and retain experienced and successful executives.	Cash	Adjustments to base salary generally consider individual performance, contributions to the business, competitive practices and internal comparisons.	Annual fixed cash compensation. Base salary reflects the employee’s level of responsibility, expertise, skills, knowledge and experience. Base salaries are generally reviewed on an annual basis.
Bonus Plan	Encourage and reward contributions to our financial results. Engage executives in execution of our business strategy. Emphasize accountability for results.	Cash and RSU Awards
Our annual incentive awards under the Bonus Plan are based on the total revenue and other income of the Company during the year (other than certain specified revenues and other income) after deducting, among other amounts, the gross invested capital of each asset (other than certain excluded assets) that was sold or otherwise disposed of during such year, and will be tied to the return of capital to shareholders.
Annual variable compensation. The Compensation Committee determines and approves the actual amount earned after the close of the fiscal year.
Executive Change in Control Bonus Plan	Encouraged and rewarded contributions related to the sale of our Company.	Cash
The amount of the change in control payments were calculated based on a percentage of the total purchase price of the Company’s securities in a change in control transaction (minus certain deductions set forth in the plan).
The change in control bonus plan had a term that ended on December 31, 2018, and there is no change in control bonus plan in effect from January 1, 2019.
Equity Incentive
Encourage and reward building long-term shareholder value, employment retention and company stock ownership. Align executives with shareholder interests and retain executive officers through long-term vesting.
RSU Awards and Performance Based Options (“PBO”)
RSU retain executives and align them with shareholders’ interests by awarding a fixed number of shares upon vesting. PBO reward building long-term shareholder value (see equity compensation section for a more detailed description of PBO).

The Compensation Committee, at its sole discretion, determines whether to grant stock-based awards in any year (in addition to any RSUs granted as part of annual incentive awards under our Bonus Plan). We require stock ownership through stock ownership guidelines applicable to our CEO, CFO and other designated executive officers. The Compensation Committee did not grant any stock-based compensation to our NEO's in 2019 or 2018 other than the RSUs earned in 2017 under a previous bonus plan maintained by the Company. However, in March 2020, the Compensation Committee granted RSUs to our NEOs earned for 2019 performance under the Bonus Plan. In the future, we anticipate granting stock-based compensation awards to our NEOs only as earned under the Bonus Plan.

We also provide the following compensation and benefit programs to our executives, many of which are broadly available to all of our employees:

Component	Objectives and Basis	Form
Retirement benefits	Retain and recruit our executive officers.	401(k) plan. Provides a tax-deferred and an after-tax means to save for retirement. The NEOs have the opportunity to participate in this 401(k) plan on the same basis as all of our other employees.
Insurance and other benefits	Provide for the safety and wellness of all of our employees, including our executive officers.
These benefits include health insurance, life insurance, dental insurance, vision insurance, and disability insurance, which are available to all employees, including our NEOs, on a nondiscriminatory basis.

Termination and severance benefits	Retain and recruit our executive officers.	Various, including cash and accelerated vesting of equity incentives in certain circumstances.

2019 and 2018 Executive Compensation Decisions

Assessment of 2019 and 2018 Executive Officer Compensation

As explained in greater detail in the following section, we took the following actions regarding executive compensation in August 2018:

•	Ms. Timian-Palmer entered into an employment agreement with the Company in connection with her appointment as our President and Chief Executive Officer.

•	Mr. Webb entered into an amended employment agreement with the Company in connection with his appointment to a newly created position of Executive Chairman.

•
Mr. Perri entered into a transition agreement, as amended, with the Company in connection with our announcement that he would be leaving the Company once an orderly transition with new finance staff in Carson City, Nevada had occurred and the La Jolla, California office had been closed. On May 3, 2019, Mr. Perri left the Company and Mr. Webb was appointed Chief Financial Officer and Secretary, in addition to his duties as Executive Chairman.

•
We adopted the Bonus Plan, which is effective from January 1, 2018 through December 31, 2022, which replaced and superseded the previous bonus plan maintained by the Company. Both Ms. Timian-Palmer and Mr. Webb earned a bonus under the Bonus Plan, based on our financial results for the year ended December 31, 2019. Neither Ms. Timian-Palmer nor Mr. Webb earned a bonus under the Bonus Plan based on our financial results for the year ended December 31, 2018.

•
None of our executive officers were granted stock-based compensation in 2019 and 2018, other than RSUs granted in early 2018 as a portion of their annual incentive awards earned (under the terms of a bonus plan in place prior to the adoption of the Bonus Plan) with respect to 2017 performance. In addition, Ms. Timian - Palmer and Mr. Webb were granted RSUs in March, 2020 for the portion of their annual incentive awards to be satisfied in the form of RSUs (50%) with respect to 2019 performance.

2019 and 2018 Compensation

Base Salary:

In August, 2018, Ms. Timian - Palmer was appointed President and Chief Executive Officer of the Company and Mr. Webb was appointed Executive Chairman. Their respective annual salaries based on these appointments are set forth in the table below:

Officer	2018 Salary	2019 Salary	2020 Salary
Ms. Dorothy A. Timian-Palmer, President and CEO	$388,993	$388,993	$388,993
Mr. Maxim C.W. Webb, Executive Chairman, CFO and Secretary	$336,064	$210,800	$210,800
Mr. John T. Perri, former CFO and Secretary (1)	$374,000	$128,982	$—

(1) Mr. Perri left the Company on May 3, 2019, and Mr. Webb was appointed to replace him as CFO and Secretary.

Bonus Plan in Effect for 2019 and 2018:

The Bonus Plan provides for the following key terms:

•	The group of eligible employees consists of Ms. Timian-Palmer and Mr. Webb.

•	The bonus pool is calculated as described below.

•	The amount of the bonus pool is the adjusted total net gain described below, multiplied by 8.75%.

•	The allocation of the bonus pool is 55% for Ms. Timian-Palmer and 45% for Mr. Webb.

•
Under the Bonus Plan, each bonus will be paid 50% in cash and 50% as RSU granted during the 90-day period following the end of the performance year, subject to certain exceptions as further described below.

Under the Bonus Plan, a pool of funds will be created for distribution on a yearly basis (the “Bonus Pool”).

The first step in calculating the Bonus Pool is to calculate the total revenues and other income of the Company during the year (other than any revenues or other income attributed to the Company’s investments in Synthonics, Inc. and Mindjet Inc. and the Company’s deferred compensation plans (the “Excluded Assets”)) minus (i) the gross invested capital of each asset of the Company (other than an Excluded Asset) that was sold or otherwise disposed of during such year, defined as the book value of such asset as of the date of the sale (or other disposition) of such asset, as determined in accordance with U.S. generally accepted accounting principles (“GAAP”) and reflected in the Company’s financial records as of such date, plus any impairment or depreciation charges taken by the Company with respect to such asset on or prior to such date; (ii) an amount equal to the aggregate of the gross invested capital for each relevant asset as determined pursuant to the immediately preceding clause (i), multiplied by the amount of years (including any partial year) elapsed between January 1, 2018 and the date of the sale or other disposal of such asset, multiplied by 5%; and (iii) administrative expenses specified in the Bonus Plan (such resulting amount, the “Total Net Gain”).

With respect to assets sold (or otherwise disposed of) entirely for non-cash consideration, the calculation of Total Net Gain will instead be made in the year in which such non-cash consideration is ultimately sold (or otherwise disposed of) for cash.

With respect to all assets sold (or otherwise disposed of) partially for cash consideration and partially for non-cash consideration, except as described in this paragraph, the calculation of Total Net Gain will be made in the year of the initial sale (or other disposal). For purposes of such calculation, the Total Net Gain will be apportioned between the portion of the Total Net Gain on disposal for cash consideration and the portion of the Total Net Gain on disposal for non-cash consideration based on the relative value (determined in accordance with GAAP) of the cash consideration and non-cash consideration for which the relevant assets were sold (or otherwise disposed of). The Total Net Gain attributable to the non-cash consideration will be deferred to the year in which the non-cash consideration is sold (or otherwise disposed of) and may be increased or decreased in value by the difference, if any, between the value of the non-cash consideration received on the initial sale (or other disposition) of the relevant asset and the final value of the non-cash consideration (determined in accordance with GAAP) when sold (or otherwise disposed of) in a subsequent year.

The second step in calculating the Bonus Pool is to multiply the Total Net Gain by the “Adjustment Factor,” which is the greater of (i) a fraction, the numerator of which is the total amount of cash distributed (or committed to be distributed) to the Company’s shareholders with respect to the sale (or other disposition) of all such assets sold (or otherwise disposed of) during the year, and the denominator of which is the total amount of cash received (after payment of all selling costs, including bankers’ fees and commissions) for which all such assets were sold (or otherwise disposed of) during the year, or (ii) such percentage (not to exceed 100%) as the Compensation Committee determines in its sole discretion to utilize as the Adjustment Factor. The amount that results from multiplying the Total Net Gain by the Adjustment Factor is the “Adjusted Net Gain.”

The final step in calculating the Bonus Pool is to multiply the Adjusted Net Gain by 8.75%, which results in the actual Bonus Pool. The Bonus Pool will be allocated 55% to Ms. Timian-Palmer and 45% to Mr. Webb. Each participant in the plan will be entitled to his or her allocated portion of the Bonus Pool for the year, if he or she is employed by the Company on the last day of the year. Any bonus paid pursuant to the Bonus Plan will be paid 50% in the form of cash and 50% in the form of a RSU award, unless a participant incurs a separation from service prior to the date that such RSU awards are scheduled to be granted, when the bonus will be paid entirely in the form of cash. RSU awards shall be granted pursuant to the terms of the Company’s 2014 Equity Incentive Plan (the “2014 EIP”), will be fully vested on the date of grant, and the number of RSUs subject to such award will be equal to (x) the dollar value of 50% of the total amount of such bonus, divided by (y) the average of the daily volume weighted average prices (the “VWAP”) of the Company’s common stock for all of the trading days during the 30 calendar day period ending on (and including) the last trading day immediately prior to the grant date of such award, rounded down to the nearest whole share. The issuance of any shares pursuant to RSU awards will occur on the earlier of (i) the third anniversary of the date of grant of the RSU award, (ii) a participant’s separation from service, or (iii) a change of control.

If a participant’s employment with the Company is terminated in certain circumstances as provided in a written agreement between the Company and the participant, as applicable, the terminated individual will be entitled to payment of an amount under the Bonus Plan for a portion of the year in which such termination occurs. In order to calculate such amount, the Compensation Committee will first determine the Total Net Gain for the portion of the year prior to such individual’s termination (which Total Net Gain will be determined in the same manner as described above based on the actual revenues or other income of the Company (including sales or other dispositions of assets) during such partial year period; provided, however, that the amount of administrative expenses for such portion of the year will be prorated based on the Compensation Committee’s estimate of the total amount of administrative expenses for such year) (such amount, the “Pro Rata Net Gain”). Second, the Pro Rata Net Gain is multiplied by an adjustment factor which is the greater of (i) a fraction, the numerator of which is the total amount of cash distributed (or committed to be distributed) to the Company’s shareholders with respect to the sale (or other disposition) of all such assets sold (or otherwise disposed of) during such portion of the year, and the denominator of which is the total amount of cash received for which all such assets were sold (or otherwise disposed of) during such portion of the year, or (ii) such percentage (not to exceed 100%) as the Compensation Committee determines in its sole discretion to utilize as the Adjustment Factor. The resulting amount is multiplied by 8.75% to arrive at the “Termination Bonus Pool.” If a participant is entitled to payment of an amount under the Bonus Plan for the portion of the year in which such individual’s termination occurs, the amount will be paid in the form of cash and will be equal to a percentage of the Termination Bonus Pool corresponding to such individual’s allocated percentage of the Bonus Pool.

Based on our financial results for 2019, an aggregate bonus of $783,135 was earned under the Bonus Plan during 2019. Based on our financial results for 2018, no bonus was earned under the Bonus Plan during 2018.

The 2017 Executive Change in Control Bonus Plan:

In connection with exploring strategic alternatives, the Board of Directors approved and adopted a Change in Control Bonus Plan (“CIC Plan”) during 2017. If a change in control had occurred on or before December 31, 2018, then a pool of funds available for the payment of bonuses under the CIC Plan for such a transaction would have been determined by the Compensation Committee as of or immediately prior to the closing date of such transaction in accordance with the CIC Plan provisions. The CIC Plan terminated on December 31, 2018, with no such transaction consummated and no other Change in Control Bonus Plan has been adopted on the expiry of the CIC Plan.

2019 and 2018 Equity Incentives

We did not grant any stock-based compensation to our NEOs in 2018, other than the awards earned under the Bonus Plan for 2017 results. We did not grant any stock-based compensation to our NEOs in 2019. However, Ms. Timian - Palmer and Mr. Webb were granted RSUs in March, 2020 for the portion of their annual incentive awards to be satisfied in the form of RSUs (50%) with respect to 2019 performance.

During future years, we anticipate granting stock-based compensation to our NEOs only with respect to any awards earned under the Bonus Plan; however, the Compensation Committee retains the right to grant equity awards to our NEOs in the future at its discretion consistent with our compensation philosophy to incentivize and reward our NEOs.

Other Executive Compensation Matters

Pay Ratio Disclosure

For fiscal 2019:

•	the median of the annual total compensation of all our employees (other than our CEO) was $106,000 and;

•	the annual total compensation of our CEO, as reported in the Summary Compensation Table included in this Proxy Statement, was $837,000.

•	Based on this information, the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees was 7.9 to 1.

The pay ratio above represents our reasonable estimate calculated in a manner consistent with the applicable SEC rules and guidance. Applicable SEC rules and guidance provide significant flexibility in how companies identify the median employee, and each company may use a different methodology and make different assumptions particular to that company. As a result, as the SEC explained when it adopted these rules, in considering the pay-ratio disclosure, shareholders should keep in mind that the rule was not designed to facilitate comparisons of pay ratios among different companies, even companies within the same industry, but rather to allow shareholders to better understand and assess each particular company’s compensation practices and pay-ratio disclosures.

We determined our total population of employees as of December 31, 2019, and we included all full-time, part-time, and temporary employees, including employees of our consolidated subsidiaries. None of our employees are located outside of the U.S.

To identify the “median employee” from our employee population as determined above, we compared the aggregate amount of each employee’s annual base pay (using a reasonable estimate of the hours worked during 2019 for hourly employees and actual salary paid for the remaining employees), the 2019 annual cash incentive awards and any fair value of equity awards as reflected in our payroll records. In making this determination, we annualized the compensation of any employees who were employed by us for less than the entire fiscal year.

Clawback Policy

We maintain a policy under which our CEO, CFO and other designated executive officers, are required to repay to us the amount of any annual cash incentive received to the extent that:

•	The amount of the payment was based on the achievement of certain financial results that were subsequently the subject of a restatement that occurs within 12 months of such payment;

•	The executive officer had engaged in theft, dishonesty, or intentional falsification of our documents or records that resulted in the obligation to restate our financial results; and

•	A lower annual cash incentive would have been paid to the executive officer, based upon the restated financial results.

The Compensation Committee is responsible for the interpretation and enforcement of this repayment policy. We intend to amend our repayment policy to comply with any future changes to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 after the SEC adopts regulations implementing those requirements.

Stock Ownership Guidelines

Our stock ownership guidelines for our CEO and CFO help ensure that those officers maintain an equity stake in our Company, and by doing so, appropriately link their interests with those of other shareholders. We also have stock ownership guidelines for our non-employee directors, which are addressed below with the discussion of director compensation. These ownership guidelines count shares actually owned, vested deferred stock units, and 50% of the vested stock options toward the equity ownership requirement. Until the applicable stock ownership guideline is achieved, the officer is required to retain 25% of the net shares received as a result of the exercise of stock options and settlement of RSUs. Each of our executive officers is in compliance with the guidelines.

The guidelines are as follows:

Role	Ownership Guideline
CEO	lesser of 275,000 shares or 3x base salary
CFO	lesser of 18,000 shares or 1x base salary
Other designated executive officers	lesser of 10,000 shares or 1x base salary

Termination and Change in Control

We provide certain termination of employment payments and benefits to our NEOs.  We provide these payments and benefits to help retain and recruit our NEOs, which is a primary objective of our executive compensation program. We believe that providing certain benefits allows and encourages our NEOs to focus on the strategic review process and our on-going business and what is in the best interests of our shareholders regardless of the potential impact on them personally. Our Compensation Committee determined the level of benefits based on a review of the market, the recommendations of management, and considering the nature of our business and executive compensation program.

All stock-based awards for our executives provide that the unvested equity awards assumed by a buyer in the event of a change of control would not automatically accelerate at the close of the transaction (that is, we have no “single trigger” benefits) and instead vesting would only accelerate if there is a qualifying termination following the change in control (i.e., “double trigger” treatment of unvested awards).

See “Potential Payments upon Termination or Change in Control” for a more detailed description of our termination and change in control benefits for the NEOs.

Tax and Accounting Treatment of Compensation

Under Section 162(m) of the Internal Revenue Code, annual compensation in excess of $1 million to certain of our covered executive officers is not deductible as compensation expense for United States federal income tax purposes. However, under tax laws in effect prior to January 1, 2018, certain types of compensation, including performance-based compensation, may be exempt from this limit if the material terms of the performance goals under which the compensation is to paid have been disclosed to, and subsequently approved by the shareholders, and the additional requirements for exemption have been satisfied. The Tax Cuts and Jobs Act (the “Tax Act”), among other changes, repealed the exception from the deduction limit under Section 162(m) for performance-based compensation effective for taxable years beginning after December 31, 2017, so that compensation paid to our covered executive officers in excess of $1 million will not be deductible unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017, that are not materially modified after that date, In structuring the annual and equity incentive awards for our NEOs for taxable years beginning before January 1, 2018, we have considered Section 162(m) and how compensation must be structured in order to qualify as “performance-based compensation.” However, because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) as revised by the Tax Act, including the uncertain scope of the transition relief adopted in connection with repealing Section 162(m)’s performance-based compensation exception, no assurance can be given that previously granted compensation intended to satisfy the requirements for performance-based compensation will in fact qualify for such exception. The Compensation Committee will administer any awards granted prior to November 2, 2017 which qualify as performance-based compensation under Section 162(m), as amended by the Tax Act, in accordance with the transition rules applicable to binding contracts in effect on November 2, 2017, and will have the sole discretion to revise compensation arrangements to conform with the Tax Act and the Compensation Committee’s administrative practices, all without obtaining further shareholder approval. In addition, the Compensation Committee reserves the right to modify compensation that was initially intended to be exempt from the Section 162(m) deduction limit when it was granted, if the Compensation Committee determines that such modifications are consistent with our business needs. In determining the form and amount of compensation for our named executive officers, the Compensation Committee will continue to consider all elements of the cost of such compensation, including the potential impact of Section 162(m). While the Compensation Committee considers the deductibility of awards as one factor in determining executive compensation, the Compensation Committee also looks at other factors in making its decisions and retains the flexibility to award compensation that it determines to be consistent with the goals of our executive compensation program and in the best interests of the Company and its shareholders, even if the awards are not deductible by us for tax purposes.

Under Internal Revenue Code Section 409A, a nonqualified deferred compensation plan, must comply with certain requirements related to the timing of deferral and distribution decisions, otherwise amounts deferred under the plan could be included in gross income when earned and be subject to additional penalty taxes. We have administer our equity plans and equity awards in accordance with Section 409A requirements.

Compensation Risk Management

The Compensation Committee considered the risk in our compensation programs and practices and determined:

●
Our focus is on monetizing assets and returning capital to shareholders which could include entering into joint ventures or other arrangements with reasonable leverage; and this focus is conducive to minimizing compensation related risks;

●	Our incentive plans are well designed, effectively administered, focused on relevant performance measures;
●	Our plans are reasonable with respect to potential compensation levels;
●	The elements of our compensation plan are appropriately weighted in our overall mix to achieve a balance between operating results and strategic results;
●
Base salaries for executive officers are sufficiently competitive to eliminate the need for them to take unnecessary risk in order to earn large incentives necessary to provide adequate cash compensation;

●	Our insider trading policies, independent oversight by the Compensation Committee, and our stock ownership guidelines and “claw back policy” mitigate any potential risks in our compensation programs.

Based on this review, the Compensation Committee concluded that our compensation policies, plans, and practices do not encourage unnecessary or unreasonable risk-taking and do not encourage executives or employees to take risks that are reasonably likely to have a material adverse effect on us.

Compensation Committee Report

The following report of the Compensation Committee shall not be deemed to be “soliciting material” or to otherwise be considered “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act except to the extent that we specifically incorporate it by reference into such filing.

The Compensation Committee has reviewed and discussed the foregoing CD&A with management. Based on that review and discussion, the Compensation Committee has recommended to the Board of Directors, and the Board of Directors has approved, that the CD&A be included in this Proxy Statement.

Compensation Committee:

Mr. Eric H. Speron, Chairman
Mr. Gregory E. Bylinsky
Ms. Nicole L.Weymouth

Compensation Tables and Narrative Disclosures

The following tables, narrative disclosures and footnotes describe the total compensation and benefits for our NEOs for the periods presented.

Summary Compensation

Name and Principal Position	Year	Salary	Bonus	Stock Awards (1)	Non-Equity Plan Compensation(2)	All Other Compensation(3)	Total Compensation
Dorothy A. Timian-Palmer, President and CEO (4)	2019	$388,993		$215,362	$215,362	$17,500	$837,217
	2018	$388,993				$17,620	$406,613

Maxim C. W. Webb, Executive Chairman, CFO and Secretary (4)	2019	$210,800		$176,205	$176,205	$17,540	$580,750
	2018	$336,064				$50,415	$386,479
	2017	$471,200		$13,811	$32,226	$20,250	$537,487

John T. Perri, former CFO and Secretary (4)	2019	$128,982	$275,000			$909,504	$1,313,486
	2018	$374,000				$43,270	$417,270
	2017	$426,250		$8,162	$19,042	$20,250	$473,704

(1)
The SEC’s current executive compensation disclosure rules require us to value stock awards and option awards reported in the following table using the grant date fair value of the awards, rather than using the amount recognized for financial statement reporting purposes to value these awards. Nonetheless, the reported values reflect the aggregate grant date fair value is computed in accordance with Financial Accounting Standards Board, Accounting Standards Codification Topic 718. As these values reflect the aggregate grant date fair value, they do not necessarily correspond to the actual value that may be recognized. The assumptions that we made to determine the value of our awards for accounting purposes are described in detail in Note 8 titled Stock-Based Compensation in the notes to consolidated financial statements included in our Annual Report on Form 10-K filed with the SEC on March 13, 2020. The amounts reported in 2019 represent 50% of the total bonus earned for the year under the Bonus Plan. Such stock awards were granted in the form of RSU during 2020. The amounts reported in 2017 represent 30% of the total bonus earned for the year under the company’s bonus plan in place at the time. Such stock awards were granted in the form of RSU during 2018. The RSU vest on the date of grant but are not settled in stock for three years from the date of grant.

(2)	Amounts in this column represent the cash portion of the award earned under the Company’s Bonus Plan for 2019 and a prior bonus plan in 2017.
(3)
Amounts in this column include contributions made by us on behalf of the NEOs to the 401(k) plan, health savings account, severance payments, accrued vacation paid, and any expense reimbursements. In addition, in 2018, Mr. Webb was paid $29,765 and Mr. Perri $22,620 to compensate them for the reduction in value of their 2018 vesting RSU from their 2014 RSU grants due to the special dividend of $5 per share paid to the Company’s shareholders in 2017.

(4)
In August 2018, Mr. Maxim C. W. Webb resigned as President and Chief Executive Officer and became our Executive Chairman. At the same time, Ms. Dorothy Timian - Palmer was appointed as our new President and Chief Executive Officer. In May, 2019, Mr. John Perri left the Company under the terms of his Transition Agreement, as amended, and Mr. Webb was appointed CFO and Secretary. Bonus for Mr. John Perri includes his retention bonus which was paid in 2019.

Grants of Plan-Based Awards

There were no equity or non - equity based awards granted to the NEOs during 2019.

In March, 2020, Ms. Timian - Palmer and Mr. Webb were granted a fair value of $215,362 and $176,205 in the form of 24,257 and 19,847 RSU, respectively, in satisfaction of the stock - based portion portion of their bonus earned for 2019 performance under the provisions of the Bonus Plan.

Pension Benefits and Non-qualified Deferred Compensation Plans

We do not maintain any qualified or non-qualified defined benefit pension plans or deferred compensation plans. Prior to July 2017, our executive officers, however, could make voluntary deferrals of salary, bonus and other cash compensation through our non-qualified deferred compensation plan. In July 2017, our Board of Directors terminated the deferred compensation plans. We did not make any matching or other contributions to the non-qualified deferred compensation plan. Amounts deferred under the plan therefore were already earned, but participating executive officers had chosen to defer receipt of the cash payment under the terms of the plan. Amounts deferred under the plan were credited with interest, earnings, appreciation, losses and depreciation based on the performance of the investments held in the plan. Participants bore their own market risk and reward for their own deferrals under the plan. In conjunction with termination of the deferred compensation plan, final payments of deferred amounts were distributed to the participating NEO in July 2018.

Outstanding Equity Awards at Fiscal Year-End

The following tables provide information on the outstanding equity awards held by the NEOs as of December 31, 2019.

		Option Awards
Name	Restricted Stock Unit (RSU) awards	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date
Mr. Webb
PBO(1)			95,238	$14.51	11/14/2024
RSU(2)	1,146

(1)
Represents PBO granted on November 14, 2014, pursuant to our 2014 Equity Incentive Plan. The PBO include a market condition based on the achievement of a stock price target during the contractual term and vest monthly over a three year period. Any vested portion of the options may be exercised only if the 30-trading-day average closing sales price of our common stock equals or exceeds 125% of the grant date stock price. The stock price contingency may be met any time before the options expire and it only needs to be met once for the PBO to remain exercisable for the remainder of the term. All of the PBO were vested but unexercisable as the stock price contingency had not been met as of December 31, 2019.

(2)	Represents RSU granted in 2018.

Potential Payments upon Termination or Change in Control

The following section describes the payments and benefits that our NEOs may receive in connection with their termination of employment with us, or in connection with a change in control of our Company. See our “Compensation Discussion and Analysis” for a discussion of how the payments and benefits presented below were determined.

2014 Equity Incentive Plan:

Upon a change in control of our Company, the plan administrator has the discretion to take any of the following actions with respect to stock awards:

•	provide for acceleration of the exercisability, vesting and/or settlement of any outstanding stock award or portion thereof;

•
provide for the assumption, continuation or substitution of an outstanding stock award or portion thereof by a surviving, continuing, successor, or purchasing corporation or other business entity or parent thereof; or

•
provide for any outstanding stock award, or portion thereof, denominated in shares of common stock to be canceled in exchange for a payment with respect to each vested share (and each unvested share, if so determined) of common stock subject to such canceled stock award in (i) cash, (ii) stock of our Company or of a corporation or other business entity a party to the change in control, or (iii) other property which, in any such case, shall be in an amount having a fair market value equal to the fair market value of the consideration to be paid per share of common stock in the change in control, reduced (but not below zero) by the exercise or purchase price per share, if any, under such stock award.

Under the 2014 Equity Incentive Plan, a “change in control” is generally the consummation of (i) the acquisition by a person or entity, directly or indirectly, of securities of our Company representing more than 50% of the total fair market value or total combined voting power of our Company’s then‑outstanding securities entitled to vote generally in the election of directors, (ii) a transaction or series of related transactions in which the shareholders of our Company immediately before the transaction do not retain immediately after the transaction direct or indirect beneficial ownership of more than 50% of the total combined voting power of the outstanding securities entitled to vote generally in the election of directors, or (iii) a date specified by the plan administrator following approval by the shareholders of a plan of complete liquidation or dissolution of our Company.

As indicated in the Outstanding Equity Awards at Fiscal Year-End table above, the only outstanding equity awards held by our NEOs at the end of 2019 were RSU and PBO. Using the “in-the-money” value model, the value of the PBO awarded to our NEOs (assuming a change in control of our Company had occurred as of December 31, 2019) would be zero because the exercise price of all PBO granted before December 31, 2019, was greater than $11.12, the closing market price of our common stock on the Nasdaq Global Market on December 31, 2019.

Employment Agreements and Transition Agreements:

At December 31, 2019, we have employment agreements with each of our NEOs. If an NEO is terminated without cause or resigns for good reason , the Company will provide to such terminated individual, contingent upon a general release of claims against the Company, the following:

•
(i) with respect to Ms. Timian-Palmer, a lump-sum payment equal to her then-current base salary for a period equal to 36 months; and (ii) with respect to Mr. Webb, a lump sum payment equal to 24 months of his base salary as in effect immediately prior to August 6, 2018;

•
with respect to Ms. Timian-Palmer and Mr. Webb, a bonus, if any, pursuant to the Company’s executive Bonus Plan, in an amount determined by the Compensation Committee pursuant to the terms of the executive Bonus Plan;

•
with respect to Ms. Timian-Palmer and Mr. Webb, payment of the cost of COBRA coverage for such individual and his or her dependents through the earlier of a period of one year or the date such individual becomes eligible for health coverage from another employer; and

•	with respect to Ms. Timian-Palmer and Mr. Webb, full vesting of all outstanding equity awards held by such individual.

We had a transition agreement with Mr. Perri, our former CFO. As in effect on December 31, 2018, this agreement provided that Mr. Perri would provide certain transition services until the earlier of (i) the date that the Company files its Quarterly Report on Form 10-Q for the three months ending March 31, 2019, and (ii) the date Mr. Perri’s employment with the Company is terminated by the Company without cause or Mr. Perri resigns for good reason (the period through such earlier date, the “Transition Period”). If Mr. Perri remained employed by the Company through the Transition Period, the Company would pay Mr. Perri a one-time cash bonus upon completion of the Transition Period in the amount of $275,000, payable in a lump-sum. If the Transition Period ended on either of the dates referred to in (i) or (ii) above, Mr. Perri would receive the same severance benefits under his employment agreement, as if he had been terminated by the Company without cause or resigned for good reason. The Company filed its Quarterly Report on Form 10-Q for the three months ended March 31, 2019, on May 3, 2019, and, in accordance with the provisions of Mr. Perri’s transition agreement, he was paid a one - time cash bonus of $275,000. In addition, Mr. Perri received total severance benefits of $896,230, in accordance with the termination provisions of his employment agreement.

2017 Executive Change in Control Bonus Plan:

Mr. Webb and Mr. Perri were each eligible to receive payments upon a qualifying termination on or within three years following a change in control of the Company pursuant to the CIC Plan adopted in 2017. The CIC Plan terminated on December 31, 2018, and no new CIC Plan has been adopted on the expiry of the CIC Plan.

Severance Benefits on Termination

Estimated Potential Payments for our NEOs. The following table lists the estimated value of the cash payments and vesting of RSU due to our NEOs, assuming various termination events occurred on December 31, 2019. PBO have been excluded from the table as those awards were out-of-the-money at December 31, 2019.

Name & Triggering Event	Cash Payments(1)	Total
Dorothy A. Timian-Palmer
Termination with cause	$74,981	$74,981
Termination without cause(3)	$1,684,840	$1,684,840
Change in control (2)(3)	$1,684,840	$1,684,840
Death / disability	$74,891	$74,891

Maxim C. W. Webb
Termination with cause	$181,224	$181,224
Termination without cause(3)	$1,408,518	$1,408,518
Change in control(2)(3)	$1,408,518	$1,408,518
Death / disability	$181,224	$181,224

(1)	Cash payments include bonus payments, accrued vacation and personal days, and payment of salary as stipulated by each NEO’s employment agreement, as applicable under each scenario.
(2)
The Company’s CIC bonus plan expired at December 31, 2018, and payments shown under Change of Control at December 31, 2019, assumes that both Ms. Timian - Palmer and Mr. Webb were terminated without cause on a change of control.

(3)
The total cash payment include payment of the cost of COBRA coverage for such individual and his or her dependents for a period of one-year, accrued bonus for 2019 performance as calculated under the provisions of the Bonus Plan, and 24 months of salary for Mr. Webb and 36 months for Ms. Timian-Palmer, as stipulated by each NEO’s employment agreement.

DIRECTOR COMPENSATION

In November 2017, the Board of Directors amended our then existing director compensation plan to reduce directors compensation effective on January 1, 2018 (the “2018 Plan”), and in March 2018 the Board of Directors amended the 2018 Plan to further reduce directors compensation, effective on May 3, 2018 (the “Amended 2018 Plan”).

The 2018 Plan:

Pursuant to the terms of the 2018 Plan, each non-employee member of the Board was entitled to receive an annual retainer, in the amounts described below, which was payable through either cash or RSU awards at each such director’s election. Additionally, the Lead Independent Director was entitled to an additional retainer payable through either cash or RSU awards at their election.

Type of Annual Retainer		Dollar Value Per Calendar Year If Paid Fully in Cash (“Cash Dollar Value”)	Dollar Value Per Calendar Year If Paid Fully in RSUs (“RSU Dollar Value”)
Board	Lead Independent Director	$20,000	$25,000
	Member	$35,000	$43,750

In addition, pursuant to the terms of the 2018 Plan, each non-employee member of the Board was entitled to receive an RSU award for each calendar year of service as a member of the Board. The number of RSUs subject to each annual award was equal to (i) $75,000, divided by (ii) the average of the daily volume weighted average prices of the Company’s common stock for all of the trading days during the 30 calendar day period ending on (and including) the last trading day immediately prior to the grant date of such annual award, rounded down to the nearest whole share. Each annual award was granted under the Company’s 2014 equity incentive plan, was granted on the first trading day in January of the applicable calendar year of service and, except for acceleration upon a change of control, would vest in substantially equal quarterly installments on the grant date of such annual award and on April 1, July 1 and October 1 of the calendar year in which such annual award is granted, subject to the director’s continued service. The issuance of any vested shares pursuant to such RSU awards will occur on the date of such director’s separation from service.

The 2018 Plan reduced the annual cash retainer payable to non-employee directors from $50,000 to $35,000, eliminated the additional annual cash retainer payable to the Chairman of the Board, and eliminated the additional annual cash retainer payable to the Chairman of the Audit Committee, Compensation Committee, and Corporate Governance and Nominating Committee.

Mr. Speron notified us of his election to receive the entire annual retainer during 2018 in cash and to forego his receipt of the annual restricted stock unit award otherwise provided for under the 2018 Plan. Mr. Speron continued to not be directly compensated for his service on the Board, and directed his entire annual retainer for service on our Board be paid in cash to the Highland Total Return Fund, which Mr. Speron currently manages.

Mr. Bylinsky notified us of his election to forego his annual restricted stock unit award for 2018 and elected to only receive his annual retainer of $35,000 for service on the Board during 2018. Mr. Bylinsky elected to take his annual retainer in the form of RSU, the value of which was approximately $43,750.

The Amended 2018 Plan:

In March 2018, upon the recommendation of the Compensation Committee, our Board of Directors approved the Amended 2018 Plan, effective on May 3, 2018, and replaced and superseded the 2018 Plan. The Amended 2018 Plan is identical to the 2018 Plan, except that the Amended 2018 Plan eliminates the annual cash retainer payable to the Lead Independent Director and the annual restricted stock unit award provided for under the 2018 Plan. As a result of the amendment to the 2018 Plan, annual Director compensation from May 3, 2018, was $35,000, if compensation is elected to be in cash or $43,750 if compensation is elected to be in the form of RSU.

Dollar Value Per Calendar Year If Paid Fully in Cash (“Cash Dollar Value”)	Dollar Value Per Calendar Year If Paid Fully in RSUs (“RSU Dollar Value”)
$35,000	$43,750

If a director received any portion of an annual retainer in the form of an RSU award, such RSU award was granted under the Company’s 2014 equity incentive plan on the first trading day in January of the applicable calendar year of service and, except for acceleration upon a change of control, will vest in substantially equal quarterly installments on the grant date of such award and on April 1, July 1, and October 1 of the calendar year in which such award is granted, subject to the director’s continued service. The number of RSUs subject to such award was equal to (x) the dollar value of such portion divided by (y) the average of the daily volume weighted average prices of the Company’s common stock for all of the trading days during the 30 calendar day period ending on (and including) the last trading day immediately prior to the grant date of such award, rounded down to the nearest whole share. The issuance of any vested shares pursuant to such RSU awards will occur on the date of such director’s separation from service.

The following table sets forth compensation during 2019 for each non-employee director who served during 2019.

Name	Fees Earned Or Paid In Cash	Stock Awards(1)	Total

Mr. Gregory E. Bylinsky		$43,750	$43,750
Mr. Eric H. Speron	$35,000		$35,000
Ms. Nicole L. Weymouth		$43,750	$43,750
	$35,000	$87,500	$122,500

(1) Represents grant date fair value.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information, as of April 6, 2020, with respect to the beneficial ownership of our common stock by (i) each person whom we know to be the beneficial owner of more than 5% of our common stock based upon Schedule 13G and Schedule 13D reports filed with the SEC, (ii) each of our directors and director nominees, (iii) each NEO listed in our Summary Compensation Table, and (iv) all of our current executive officers and directors as a group.

Unless otherwise indicated, the business address for each person is 3480 GS Richards Blvd., Suite 101 Carson City, Nevada 89703. The amounts and percentages of common stock beneficially owned are reported on the basis of SEC regulations governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities that a person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed a beneficial owner of the same securities, and a person may be deemed a beneficial owner of securities as to which he has no economic interest.

Except as otherwise noted, we believe, based on the information furnished to us, that the persons named in the table below have sole voting and investment power with respect to all shares of common stock reflected as beneficially owned, subject to applicable community property laws. As of April 6, 2020, there were 19,371,931 shares of our common stock outstanding..

Name and Address of Beneficial Owner	Number of Shares and Nature of Beneficial Ownership	Percentage Ownership

Named Executive Officers, Directors, and Director Nominees
Mr. Maxim C. W. Webb (1) (8)	105,621	*
Ms. Dorothy A. Timian-Palmer (10)	36,374	*

Mr. Gregory E. Bylinsky (7)	1,066,426	5.5%
Mr. Eric H. Speron (2)	1,058,640	5.5%
Ms. Nicole L. Weymouth (9)	9,614	*

Current Executive Officers and Directors as a Group (5 persons)	2,276,675	11.8%

5% Shareholders
Amundi Asset Management (4) 91-93 Boulevard Pasteur, 75015 Paris, France	2,472,517	12.8%
BlackRock, Inc. (6) 55 East 52nd Street, New York, NY 10055	1,343,098	6.9%
Dimensional Fund Advisors LP (3) Buildings One 6300 Bee Cave Road Austin, TX 78746	1,141,814	5.9%
The Vanguard Group (11) 100 Vanguard Blvd., Malvern, PA 19355	1,056,712	5.5%
Bandera Partners LLC (7) 50 Broad Street, Suite 1820, New York, NY 10004	1,049,432	5.4%
Royce & Associates, LP (5) 745 Fifth Avenue, New York, NY 10151	998,974	5.2%
First Foundation Advisors (2) 18101 Von Karmen Avenue, Suite 700, Irvine, CA 92612	992,845	5.1%
* Represents less than 1% of the issued and outstanding shares of common stock as of the date of this table.

(1)	Represents 84,629 shares held directly and 20,992 shares of vested RSUs.
(2)
Represents 20,900 shares held in a personal IRA account, 44,705 shares held directly and 190 shares held by Mr. Speron's spouse in a personal IRA. This number also includes beneficial ownership of 992,845 shares, as reported by First Foundation Advisors on Schedule 13G/A filed with the SEC on February 11, 2020, held on behalf of clients of First Foundation Advisors for which Mr. Speron has voting power over 924,137 shares and dispositive power over 992,845 shares.

(3)
Beneficial ownership of shares as reported on Schedule 13G/A filed with the SEC on February 12, 2020. Dimensional Fund Advisors LP beneficially owned 1,141,814 shares, with sole voting power over 1,067,184 shares and sole dispositive power over 1,141,814 shares.

(4)
Beneficial ownership of shares as reported on Schedule 13G/A filed with the SEC on February 14, 2020. Amundi Asset Management beneficially owned 2,472,517 shares, with shared dispositive power and shared voting power over 2,472,517 shares.

(5)	Beneficial ownership of shares as reported by Royce & Associates, LP on Schedule 13G/A filed with the SEC on January 23, 2020.
(6)
Beneficial ownership of shares as reported on Schedule 13G/A filed with the SEC on February 5, 2020. BlackRock, Inc. beneficially owned 1,343,098 shares, with sole voting power over 1,314,380 shares, and sole dispositive power over 1,343,098 shares, which shares are reported by BlackRock, Inc. as a parent holding company of its subsidiaries.

(7)
Based on a Form 4 filed on February 12, 2020, by Gregory Bylinsky, who is one of our directors. Bandera Partners LLC is the investment manager of Bandera Master Fund L.P., in whose name 1,049,432 of our shares are held.  Messrs. Gregory Bylinsky and Jefferson Gramm are Managing Partners, Managing Directors, and Portfolio Managers of Bandera Partners LLC.  Bandera Master Fund L.P. has delegated to Bandera Partners the sole and exclusive authority to vote and dispose of the securities held by Bandera Master Fund.  As a result, each of Bandera Partners and Messrs. Bylinsky and Gramm may be deemed to beneficially own the shares held by Bandera Master Fund. Mr. Bylinsky expressly disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. In addition, Mr. Bylinsky holds 16,994 vested RSUs that will not be settled in shares of our common stock until the date of Mr. Bylinsky’s termination of service as a member of the Board, and zero RSU that will vest within 60 days. This number does not include 1,983 RSU that will not vest within 60 days.

(8)
Shares shown as beneficially owned by the NEO do not include shares issuable upon exercise of PBOs (Performance Based Options), which may be exercisable within 60 days, because none of the vested PBO had met the stock price contingency as of April 6, 2020. As of April 6, 2020, the total number of PBOs held by NEOs was 95,238, all of which are vested and held by Mr. Webb.

(9)
This includes 9,614 vested RSU that will not be settled in shares of our common stock until the date of Ms. Weymouth’s termination of service as a member of the Board, and zero RSU that will vest within 60 days. This number does not include 1,983 RSUs that will not vest within 60 days.

(10)	Represents 12,117 shares held directly and 24,257 vested RSU.
(11)
Beneficial ownership of shares as reported on Schedule 13G filed with the SEC on February 11, 2020. The Vanguard Group beneficially owned 1,056,712 shares with sole dispositive power over 1,040,727 shares and sole voting power and shared dispositive power over 15,985 shares.

EQUITY COMPENSATION PLAN INFORMATION

We currently maintain one equity compensation plan, the 2014 Equity Incentive Plan, which was approved by our shareholders in 2014. The following table sets forth information with respect to the number of shares of common stock subject to outstanding awards and remaining available for issuance under the 2014 Equity Incentive Plan as of December 31, 2019.

	(a)	(b)	(c)
Plan Category	Number of Securities To Be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders (1)	119,026	$14.51	2,790,830
Equity compensation plans not approved by security holders (2)

(1)
Column (a) represents the total number of underlying shares that could be issued upon the stock settlement of RSUs granted, the exercise of vested PBOs, and column (c) represents awards available for future issuances under our 2014 Equity Incentive Plan. In accordance with SEC disclosure rules, the weighted-average exercise price reported in column (b) does not take into account RSUs, because they have no exercise price. The actual number of shares to be issued to an employee upon vesting and stock settlement of an RSU will be based on the total number of shares of stock issued after vesting, minus applicable taxes withheld in the form of shares. The actual number of shares to be issued to an employee who exercises a vested PBO, after the price contingency has been met, will be based on the exercise value times the number of PBO exercised, minus applicable taxes withheld in the form of shares. As of December 31, 2019, there were no PBOs exercisable as the market condition had not been met and therefore no additional shares would be issued upon assumed exercise of the PBO. Of the shares of stock to be issued upon exercise of outstanding awards in column (a) 95,238 shares are underlying PBO that are fully vested.

(2)	We have no equity compensation plans that have not been approved by our shareholders.

CERTAIN RELATIONSHIPS AND RELATED PERSONS TRANSACTIONS

Related Persons Transactions

There were no related person transactions during fiscal 2019.

Procedures for Approval of Related Persons Transactions

To ensure the broadest possible compliance with the Nasdaq Stock Market listing standards and Regulation S-K, Item 404, our Audit Committee charter provides that the Audit Committee will review and approve, in accordance with written procedures adopted by the Board of Directors, all transactions between us and persons or entities affiliated with our officers, directors or principal common stockholders.

After reviewing a particular transaction or proposed transaction, management and the Audit Committee will determine if disclosure in our public filings is necessary and appropriate under Item 404.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER
PARTICIPATION

No member of our Compensation Committee was at any time during the year ended December 31, 2019, or any other time, an officer or employee of our Company, and no member had any relationship with us requiring disclosure of certain relationships and related person transaction. None of our executive officers has served on the board of directors or compensation committee (or other committee serving an equivalent function) of any other entity that has or has had one or more executive officers who served as a member of our Board of Directors or Compensation Committee during the year ended December 31, 2019.

REPORT OF THE AUDIT COMMITTEE

The following is the report of our Audit Committee with respect to the Company’s audited financial statements for the year ended December 31, 2019. The information contained in this report shall not be deemed “soliciting material” or otherwise considered “filed” with the SEC, and such information shall not be incorporated by reference into any future filing under the Securities Act or the Exchange Act except to the extent that the Company specifically incorporates such information by reference in such filing.

Our Audit Committee assists our Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of our accounting, auditing and reporting practices. Our Audit Committee operates pursuant to a written charter adopted by our Board of Directors. A copy of this charter is posted on our website under “Corporate Governance” at http://investors.picoholdings.com. The information on our website is not incorporated by reference into this proxy statement.

Management is responsible for the internal controls, the financial reporting process, and the representations set forth in the statements regarding our financial condition. Our independent registered public accounting firm, Deloitte & Touche LLP (“Deloitte”), is responsible for both auditing the financial statements presented by management and verifying that such statements are produced in accordance with generally accepted accounting principles in the United States. Our Audit Committee is responsible for those matters set forth in its charter. In this regard, our Committee meets separately with management, including the chief financial officer and Deloitte. In fulfilling its oversight responsibilities, our Audit Committee reviewed and discussed with management the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, its accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

In the foregoing context, our Audit Committee has reviewed with Deloitte the matters required to be discussed by Auditing Standard No. 16, “Communication with Audit Committees.” Our Audit Committee has also reviewed with Deloitte both the engagement letter and its fees. Our Audit Committee has discussed with Deloitte, with and without management present, the independent registered public accounting firm’s evaluations of our internal accounting controls and the financial reporting systems, policies, procedures and processes, and the fair and complete presentation of our consolidated financial statements.

Our Audit Committee has received the written disclosures and the letter from Deloitte required by applicable requirements of the Public Company Accounting Oversight Board regarding their communications with our Audit Committee concerning independence, and has discussed with Deloitte its independence.

Based upon the independent representations of management and Deloitte, our Committee’s review of such representations and the report of Deloitte to our Audit Committee, our Audit Committee’s review of the audited consolidated financial statements and its discussions with management and the independent accountants, our Audit Committee recommended to our Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

The undersigned members of our Audit Committee have submitted this report of the Audit Committee:

Mr. Gregory E. Bylinsky, Chairman
Mr. Eric H. Speron
Ms. Nicole L. Weymouth

SHAREHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING

Requirements for Shareholder Proposals to Be Considered for Inclusion in Proxy Materials. Shareholder proposals that are intended for inclusion in our 2021 proxy statement and acted upon at our Annual Meeting of Shareholders in 2021 must be received no later than December 18, 2020. In addition, all proposals will need to comply with Rule 14a-8 of the Exchange Act, which lists the requirements for the inclusion of shareholder proposals in Company-sponsored proxy materials. Shareholder proposals must be delivered to our Corporate Secretary by mail at 3480 GS Richards Blvd, Suite 101, Carson City, Nevada 89703, Attention: Corporate Secretary, or by facsimile at (775) 885-5005. As the rules of the United States Securities and Exchange Commission make clear, simply submitting a proposal does not guarantee that it will be included in our proxy materials.

Requirements for Shareholder Proposals and Director Nominations to be Brought Before the 2021 Annual Meeting of Shareholders. Notice of any proposal or director nomination that you intend to present at the 2021 Annual Meeting of Shareholders, but do not intend to have included in the proxy statement and form of proxy relating to the 2021Annual Meeting of Shareholders, must be delivered to our Corporate Secretary by mail at 3480 GS Richards Blvd, Suite 101, Carson City, Nevada 89703, Attention: Corporate Secretary, or by facsimile at (775) 885-5005 not earlier than the close of business on January 29, 2021 and not later than the close of business on March 1, 2021. In addition, your notice must set forth the information required by our bylaws, with respect to each shareholder proposal or director nomination that you intend to present at the 2021 Annual Meeting of Shareholders.

In order for shareholder proposals that are submitted outside of SEC Rule 14a-8 and are intended to be considered by the shareholders at the 2021 Annual Meeting of Shareholders to be considered “timely” for purposes of SEC Rule 14a-4(c) under the Exchange Act, the proposal must be received by mail at 3480 GS Richards Blvd, Suite 101, Carson City, Nevada 89703, Attention: Corporate Secretary, or by facsimile at (775) 885-5005, no later than March 1, 2021. If a shareholder fails to provide timely notice of a proposal to be presented at the 2021 Annual Meeting of Shareholders, the proxies designated by the Board will have discretionary authority to vote on any such proposal. In this regard, the proxy solicited by us for the 2021 Annual Meeting of Shareholders will confer discretionary authority on our proxies to vote on any proposal presented by a shareholder at that meeting for which the Company has not been provided with notice on or prior to March 1, 2021.

If the date of our 2021 Annual Meeting is a date that is not within 30 days before, or 60 days after, May 28, 2021, the anniversary date of our 2020 Annual Meeting of shareholders, notice by the shareholder of a proposal must be received no later than the close of business on the 90th day prior to the 2021 Annual Meeting of shareholders or, if later, the 10th day following the day on which public announcement of the date of the 2021 Annual Meeting of shareholders is first made by us.

TRANSACTION OF OTHER BUSINESS

At the date of this proxy statement, the only business that our Board of Directors intends to present, or knows that others will present at the meeting, is as set forth above. If any other matter or matters are properly brought before the meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

April 17, 2020

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/PICO2020**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D11381-P39756

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PICO HOLDINGS, INC.

The Board of Directors recommends you vote FOR ALL director nominees listed in Proposal 1 and FOR Proposal 2 and Proposal 3.

Nominees:

	For	Against	Abstain
1a. Gregory E. Bylinsky	☐	☐	☐
1b. Dorothy A. Timian-Palmer	☐	☐	☐
1c. Eric H. Speron	☐	☐	☐
1d. Maxim C.W. Webb	☐	☐	☐
1e. Nicole L. Weymouth	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

D11382-P39756

PICO HOLDINGS, INC.
Annual Meeting of Shareholders
May 28, 2020 9:00 AM (PDT)
This Proxy is solicited by the Board of Directors

By signing, dating and returning this proxy card, you revoke all prior proxies, including any proxy previously given by telephone or internet, and appoint Maxim C.W. Webb and Dorothy A. Timian-Palmer, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize them to represent and to vote, and otherwise act on behalf of the undersigned, with all powers that the undersigned would have if personally present thereat, with respect to all of the shares of common stock of PICO HOLDINGS, INC. that you are entitled to vote at the Annual Meeting of Shareholders to be held virtually at www.virtualshareholdermeeting.com/PICO2020, on Thursday, May 28, 2020, and any adjournment or postponement thereof. The undersigned acknowledges receipt of the Notice of the Annual Meeting and Proxy Statement dated April 17, 2020.

In accordance with the discretion and at the instruction of the Board of Directors or an authorized committee thereof, the proxy holder is authorized to act upon all matters incident to the conduct of the meeting and upon other matters that properly come before the Annual Meeting, subject to the conditions described in PICO's Annual Meeting Proxy Statement. This Proxy, when properly executed, will be voted in the manner directed herein.

This Proxy, when properly executed, will be voted in the manner directed herein. Unless a contrary direction is indicated, this Proxy will be voted "FOR" all nominees listed in Proposal 1, "FOR" Proposal 2 and "FOR" Proposal 3.

Continued and to be signed on reverse side